UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Williams Companies, Inc.

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STEVEN J. MALCOLM
CHAIRMAN OF THE BOARD

To the Stockholders of The Williams Companies, Inc.

You are cordially invited to attend the 2008 annual meeting of stockholders of The Williams Companies, Inc. The meeting will be held on Thursday, May 15, 2008, in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, at 11:00 a.m., Central time. We look forward to greeting personally as many of our stockholders as possible at the annual meeting.

The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting. At the annual meeting we will provide a report on our operations, followed by a question-and-answer and discussion period.

Please note that for security reasons briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater.

We know that most of our stockholders are unable to attend the annual meeting in person. We solicit proxies so that you have an opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

This is our 100th year in business. Those of us at Williams today are honored to be part of the company’s continuing success, and inspired by the possibilities for our future. As Williams enters its second century of business, we have abundant opportunities to grow the company and the capacity to deliver that growth. We look forward to delivering strong performance results during 2008 and beyond.

Thank you for your continued interest in Williams.

Very truly yours,

Steven J. Malcolm

Enclosures
April 9, 2008

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 15, 2008

Please take notice that the annual meeting of stockholders of The Williams Companies, Inc. will be held at the time and place and for the purposes indicated below.

TIME	11:00 a.m., Central time, on Thursday, May 15, 2008

PLACE	Williams Resource Center Theater One Williams Center Tulsa, Oklahoma

ITEMS OF BUSINESS	1. To elect five directors;

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2008;

3. To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

RECORD DATE	You can vote and attend the annual meeting if you were a stockholder of record at the close of business on March 24, 2008.

ANNUAL REPORT	Our 2007 annual report, which includes a copy of our annual report on Form 10-K, accompanies this proxy statement.

VOTING	EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE PROMPTLY VOTE IN ONE OF THE FOLLOWING WAYS SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING:

1. CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

2. VOTE VIA THE INTERNET on the website shown on the proxy card; or

3. MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of proxy materials for the Stockholder Meeting to be held on May 15, 2008.

The annual report and proxy statement are available at http://www.proxydocs.com/wmb.

By order of the Board of Directors,

Brian K. Shore
Secretary

Tulsa, Oklahoma
April 9, 2008

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2008

Our Board of Directors (the “board”) solicits your proxy for the 2008 Annual Stockholders’ Meeting to be held at 11:00 a.m. Central Time on May 15, 2008 at the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, and at any postponement or adjournment of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” Unless the context otherwise requires, all references in this proxy statement to “Williams,” “the company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

Record Date and Stock Ownership

You may attend or vote at the annual meeting if you were a stockholder of record of our stock at the close of business on March 24, 2008 (the “record date”). If a broker holds your shares and you would like to attend the meeting, please bring a copy of your account statement or a proxy card, which you can obtain from your broker. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. On the record date, we had 586,228,700 shares of common stock outstanding. We made copies of this proxy statement available to stockholders beginning on April 9, 2008.

Submitting or Revoking your Proxy

Your vote is important. You may vote your shares in any one of the following ways:

•	CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

•	VOTE VIA THE INTERNET on the website shown on the proxy card;

•	MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope; or

•	ATTEND the annual meeting: You can vote your shares in person at the annual meeting by marking the enclosed proxy card and bringing it with you.

When you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. When you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the nominees for directors set forth in Proposal 1; and

•	FOR the ratification of the independent auditors set forth in Proposal 2.

You may revoke or change a proxy vote in one of the following ways: (1) by voting again by telephone or on the Internet; (2) prior to its exercise, by delivering written notice of revocation of your proxy vote to our secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172; (3) by executing and returning a later dated proxy; or (4) by attending the annual meeting and voting in person.

Matters to be Voted On

You will be voting on the following:

•	Election of five of our directors;

•	Ratification of Ernst & Young LLP as our independent auditors for 2008; and

•	Other business properly coming before the annual meeting.

Requisite Votes

You will have one vote for every share of our common stock that you own on the record date. The matters discussed herein to be voted on at the annual meeting including the election of directors will be decided by a majority of the votes cast by the stockholders. However, other matters that may properly come before the annual meeting may require more than a majority vote under our by-laws, the laws of the state of Delaware, our restated certificate of incorporation, or other applicable laws.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote in person at the annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining a quorum. Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our restated certificate of incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the board, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

Five individuals, all of whom currently serve as directors, have been nominated for election for three-year terms as directors at the annual meeting. Eight directors will continue in office to serve pursuant to their prior elections. Mr. Joseph R. Cleveland, who was identified by Michael P. Johnson, our former senior vice president and chief administrative officer, was appointed to the board in March 2008, and will be standing for election as a Class I director. In accordance with the recommendation of the nominating and governance committee, the board proposes that the following nominees be elected:

•	Joseph R. Cleveland;

•	Juanita H. Hinshaw;

•	Frank T. MacInnis;

•	Steven J. Malcolm; and

•	Janice D. Stoney.

The persons named as proxies in the accompanying proxy, who have been designated by the board, intend to vote, unless otherwise instructed in such proxy, for the election of Mesdames Juanita H. Hinshaw and Janice D. Stoney and Messrs. Joseph R. Cleveland, Frank T. MacInnis and Steven J. Malcolm. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person or persons as the nominating and governance committee may recommend. The board may propose to replace such nominee or, if none, the nominating and governance committee will recommend that the size of the board be reduced. We know of no reason why any of the nominees will be unavailable or unable to serve.

The names of the nominees and the directors whose terms of office will continue after the 2008 annual meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.

Standing for Election — Class I

Joseph R. Cleveland, Age 63, Class I, Term Expires May 2008

Director since 2008. Mr. Cleveland is the former Chief Information Officer of Lockheed Martin Corporation, which is engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. He held that position from 2001 to 2008. He also served as President of Lockheed Martin Enterprise Information Systems from 1995 to 2008.

Juanita H. Hinshaw, Age 63, Class I, Term Expires May 2008

Director since 2004. Ms. Hinshaw is the retired senior vice president and chief financial officer of Graybar Electric Company. She joined Graybar Electric Company in May 2000. Graybar Electric Company is an employee owned provider of electrical and telecommunications product distribution services. Prior to joining Graybar Electric Company, she was with Monsanto Company for fifteen years. She also serves on the board of directors of Insituform Technologies, Inc. and SYNERGETICS USA, INC.

Frank T. MacInnis, Age 61, Class I, Term Expires May 2008

Director since 1998. Mr. MacInnis is chairman of the board and chief executive officer of EMCOR Group, Inc., one of the world’s largest electrical and mechanical construction and facilities management groups, and has been since 1994. Mr. MacInnis is also chairman of the board and chief executive officer of ComNet Communications, Inc. He is a director of ITT Inc. and the Greater New York Chapter of the March of Dimes.

Steven J. Malcolm, Age 59, Class I, Term Expires May 2008

Director since 2001. Mr. Malcolm was elected chief executive officer of Williams in January 2002 and chairman of the board in May 2002. He was elected president and chief operating officer of Williams in September 2001. Prior to that, he was an executive vice president of Williams since May 2001, president and chief executive officer of Williams Energy Services, LLC, a subsidiary of Williams, since December 1998 and the senior vice president and general manager of Williams Field Services Company, a subsidiary of Williams, since November 1994. Mr. Malcolm serves as a director of Williams Partners GP LLC, the general partner of Williams Partners L.P., and as a director Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P. Mr. Malcolm also serves on the boards of BOK Financial Corporation and Bank of Oklahoma N.A.

Janice D. Stoney, Age 67, Class I, Term Expires May 2008

Director since 1999. Ms. Stoney retired as executive vice president of U S WEST Communications, Inc. in 1992. Previously she held the positions of president — chief executive officer and chief operating officer of Northwestern Bell Telephone Company where she spent her 33 year career. Ms. Stoney serves on the boards of Whirlpool Corporation, worlds largest appliance manufacturer and Gordman’s, a non-public retailer.

Directors Continuing in Office

Irl F. Engelhardt, Age 61, Class II, Term Expires May 2009

Director since 2005. Mr. Engelhardt has served as chairman of Patriot Coal Corporation since November 2007. He served as chairman of Peabody Energy Corporation or its predecessor companies from 1993 to October 2007, and as chief executive officer from 1990 through 2005. He also served as co-CEO of The Energy Group from 1997 to May, 1998 and chairman of Citizens Power from 1998 to 2000. He serves on the boards of directors of Patriot Coal and Valero Energy Corporation and is chairman of The Federal Reserve Bank of St. Louis.

William E. Green, Age 71, Class II, Term Expires May 2009

Director since 1998. Mr. Green is founder of William Green & Associates, a Palo Alto, California law firm and has been with the firm since 1974. He also serves as vice president, general counsel and secretary of AIM Broadcasting, LLC. He is a former trustee of Rochester Savings Bank. Mr. Green serves on the boards of Philanthropic Ventures, Inc., Ramsell Holding Corporation and Flowers Heritage Foundation.

W.R. Howell, Age 72, Class II, Term Expires May 2009

Director since 1997. Mr. Howell is chairman emeritus of J.C. Penney Company, Inc., a major retailer. He was chairman of the board and chief executive officer of J.C. Penney from 1983 to 1996. He is a director of American Electric Power Company, ExxonMobil Corporation, Halliburton Company and Pfizer, Inc. He is also a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas, non-public wholly-owned subsidiaries of Deutsche Bank AG.

George A. Lorch, Age 66, Class II, Term Expires May 2009

Director since 2001. Mr. Lorch is chairman emeritus of Armstrong Holdings, Inc. From 1993 through 1994 he served as chief executive officer and president and from 1994 through April 2000, he served as chairman of the board and chief executive officer of Armstrong World Industries, Inc. He served as chairman of the board and chief executive officer of Armstrong Holdings, Inc. from May to August of 2000. Mr. Lorch serves on the boards of Pfizer, Inc., and Autoliv, Inc. He also serves on the boards of HSBC Finance and HSBC North America Holding Co., both UK entities of HSBC LLC London. Neither are publicly held companies.

Kathleen B. Cooper, Age 63, Class III, Term Expires May 2010

Director since 2006. Dr. Cooper was appointed senior fellow of the Tower Center for Political Studies at Southern Methodist University in August of 2007. For two previous academic years she served as dean of the College of Business Administration at the University of North Texas. From May 2001 until August 2005, she served as under secretary for economic affairs at the U.S. Department of Commerce.

William R. Granberry, Age 65, Class III, Term Expires May 2010

Director since 2005. Mr. Granberry is a member of Compass Operating Company, LLC, an oil and gas exploration, development and producing company with operations in West Texas and Southeast New Mexico. From 1999 through September 2004 he managed investments and consulted with oil and gas companies. He is a director of Legacy Reserves GP, LLC.

Charles M. Lillis, Age 66, Class III, Term Expires May 2010

Director since 2000. Dr. Lillis is a co-founder and principal of LoneTree Capital Management LLC, a private equity investing group with headquarters in Denver, Colorado. He is also a co-founder and partner of Castle Pines Capital, a group providing financial solutions for high technology distribution channels. Dr. Lillis served as the chairman of the board and chief executive officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Dr. Lillis is a director of SUPERVALU Inc., Medco Health Solutions, Washington Mutual and SomaLogic Inc.

William G. Lowrie, Age 64, Class III, Term Expires May 2010

Director since 2003. Mr. Lowrie is a retired deputy chief executive officer of BP Amoco PLC, where he spent his entire 33-year career holding various positions of increasing responsibility at Amoco. Mr. Lowrie also serves on the board of The Ohio State University Foundation.

CORPORATE GOVERNANCE

Our board takes corporate governance very seriously and is committed to sound corporate governance practices. The board of directors has the responsibility for establishing broad corporate policies and for our overall performance and the operation of the company by the chief executive officer (“CEO”) and other officers. Our directors have the responsibility of evaluating and approving our business strategies and financial objectives and for monitoring their successful execution. They are responsible for succession planning for management and assessing the performance of the CEO and setting compensation accordingly, as well as reviewing senior executive officers’ goals and compensation. Our directors focus on ensuring that we have the best management processes in place to run the company legally, ethically and successfully. The board is concerned about stockholders, employees, customers, suppliers and the communities in which we operate. Our corporate governance guidelines are available on our website at http://www.williams.com.

Our board understands and expects that a director who has a material change in his or her status including a change in his or her principal business association will promptly offer his or her resignation from the board in order to provide the nominating and governance committee the opportunity to assess each situation based on the individual circumstances and make a recommendation to the board as to whether to accept the resignation. The board is free to accept or reject the resignation.

Majority Vote Standard

Our board has adopted a majority vote standard for the election of directors in uncontested elections. The board also provides for director resignations in the event a director fails to receive a majority of the votes cast in an uncontested election. We hold an irrevocable resignation for each director. If a director fails to receive the required votes for election, the nominating and governance committee will act on an expedited basis to determine whether to accept the resignation. The nominating and governance committee will then submit its recommendation for consideration by the board. The board will act on the recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The board expects the director whose tendered resignation is under consideration to abstain from participating in any decision regarding that tendered resignation. The nominating and governance committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s tendered resignation. If the board accepts a director’s tendered resignation, the nominating and governance committee shall recommend to the board whether to fill such vacancy or reduce the size of the board.

Board Meetings

The full board met thirteen times in 2007. Further, the non-management directors met six times without the chairman of the board and chief executive officer present. No director attended fewer than 85% of the aggregate of the board and applicable committee meetings held in 2007.

Our board members actively participate in board and committee meetings. Generally, materials are distributed to our board members one week in advance of each regular board meeting. To facilitate active participation, board members are expected to review the materials in advance of the meetings. The board and each of the board committees also conduct self-assessments. The nominating and governance committee also conducts individual director evaluations of all directors.

During the year, the board meets with management to discuss and approve strategic plans, financial goals, capital spending and other factors critical to successful performance. A mid-year review of progress on objectives and strategies is conducted. During board meetings, directors review key issues and financial performance. The board meets privately with the CEO six times per year and meets in executive session at each regular board meeting and additionally as required. The board assesses CEO performance and oversees executive officer development and succession. Further, the CEO communicates regularly with the members of the board via e-mail or fax on important business opportunities and developments. In 2007, the board also held one of its regularly scheduled meetings at one of our field locations to further the directors’ education about our operations.

Director Independence

The board of directors has adopted director independence standards, which are available on our website at http://www.williams.com.

The board of directors has affirmatively determined that each of Mr. Cleveland, Dr. Cooper, Mr. Engelhardt, Mr. Granberry, Mr. Green, Ms. Hinshaw, Mr. Howell, Dr. Lillis, Mr. Lorch, Mr. Lowrie, Mr. MacInnis and Ms. Stoney is an “independent director” under the current listing standards of the New York Stock Exchange (“NYSE”) and our director independence standards. In so doing, the board determined that each of these individuals met the “bright line” independence standards of the NYSE. In addition, the board considered transactions and relationships between each director and any member of his or her immediate family and the company and its affiliates and subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The board considered the fact that Mr. Howell also serves on the boards of American Electric Power Company, Inc., ExxonMobil Corporation, Pfizer Inc., and Halliburton, each of which is a customer of ours or performs services for us. The board considered the fact that Mr. Lorch also serves on the board of Pfizer Inc. which provides products to us. The board considered the fact that Dr. Lillis serves on the board of Medco Health Solutions, Inc., a company that provides services to us. The board also considered the fact that Mr. Engelhardt also serves on the board of Valero Energy Corporation, which is a customer or performs services for us. The board noted that, since Messrs. Engelhardt, Lorch, Howell and Dr. Lillis do not serve as executive officers and do not own a significant amount of stock of any of these companies, these relationships are not required to be reported under the caption “Certain Relationships and Related Transactions” in this proxy statement. Accordingly, the board concluded that these relationships are not material and affirmatively determined that all of the directors mentioned above are independent. Mr. Malcolm is not considered to be independent because of his employment as an executive officer of the company.

No member of our board of directors serves as an executive officer of any non-profit organization to which we made contributions within any single fiscal year of the preceding three years that exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues. Further, in accordance with the director independence standards, the nominating and governance committee determined that there were no discretionary contributions to a non-profit organization with which a director, or a director’s spouse, has a relationship that impact the directors’ independence.

Director Attendance at Annual Meeting of Stockholders

We have a policy regarding board member attendance at our annual meeting of stockholders. All board members are expected to attend our annual meeting of stockholders. All of the then-current board members attended the 2007 annual meeting of stockholders.

Lead Director

Mr. W. R. Howell currently serves as the lead director. The lead director presides over executive sessions of the independent directors, consults with our chairman of the board and our secretary to establish an agenda for each board meeting, oversees the flow of information to the board, acts as liaison between the independent directors and management and is available to consult and communicate with stockholders as appropriate.

Board Committees

The board has established standing committees to consider designated matters. The committees of the board are audit, compensation, finance, and nominating and governance. The board has also established an ad hoc litigation committee. In accordance with our by-laws, the board annually elects from its members the members and the chairman of each committee. The board has determined that each of the members of the audit committee, compensation committee, and nominating and governance committee is independent as defined by the rules of the NYSE. The standing committees report to the full board at each regular board meeting.

Board Committee Membership and Number of Meetings in 2007

The following is a description of each of the committees and committee membership as of December 31, 2007.

Nominating
and
	Audit	Compensation	Finance	Governance
	Committee	Committee	Committee	Committee

Kathleen B. Cooper		✓	✓
Irl F. Engelhardt	✓		✓
William R. Granberry	✓		✓
William E. Green	✓			✓
Juanita H. Hinshaw	✓		✓
W. R. Howell		●		✓
Charles M. Lillis	✓		●
George A. Lorch		✓		✓
William G. Lowrie	●		✓
Frank T. MacInnis		✓		●
Steven J. Malcolm
Janice D. Stoney		✓	✓
Number of Meetings in 2007	12	10	8	6

●	= Chairperson

✓	= Committee Member

Audit Committee

Our board has determined that all members of the audit committee are financially literate as defined by the rules of the NYSE. The audit committee is governed by a written charter approved by the board. Among its duties and responsibilities, the audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. It also discusses our earnings press releases and our policies with respect to risk assessment and management and has certain oversight responsibilities with respect to our internal auditor. Further, information regarding the functions performed by the audit committee is set forth in the “Report of the Audit Committee” included in this proxy statement and the audit committee charter. The audit committee charter is available on our website at http://www.williams.com.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors.  The audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.

On an ongoing basis, our management presents specific projects and categories of service to the audit committee for which advance approval is requested. The audit committee reviews those requests and advises management if the audit committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the audit committee regarding the actual spending for such projects and services compared to the approved amounts. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services, excluding services related to the company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported on at a subsequent audit committee meeting. In 2007, 100% of Ernst & Young LLP’s fees were pre-approved by the audit committee.

Our audit committee’s pre-approval policy with respect to audit and non-audit services is available on our website at http://www.williams.com.

Transactions with Related Persons.  The board has adopted written policies and procedures with respect to related person transactions. The policies and procedures are part of the audit committee charter. The audit committee is responsible for reviewing each transaction with related persons, promoters and certain control persons whether or not the transaction would be disclosable in our proxy statement and regardless of the dollar value of such transaction. The chair of the audit committee is responsible for reviewing related person transactions in the event it is impractical to convene a committee meeting prior to entering into a related person transaction. The audit committee or the chair in good faith shall approve only those related person transactions that are in, or not inconsistent with our best interests and the best interests of our stockholders. Any proposed related person transaction involving a member of the board of directors or our chief executive officer shall be reviewed and approved by the full board of directors. During 2007, there were no transactions that required review or approval by the audit committee in accordance with the policy.

Audit Committee Financial Expert and Independence.  The board has determined that Ms. Juanita H. Hinshaw, Mr. Irl F. Engelhardt and Dr. Charles M. Lillis qualify as “audit committee financial experts” as defined by the rules of the SEC. All members of the audit committee are independent of management as defined by the rules of the NYSE and the SEC.

Simultaneous Service on Audit Committees.  No audit committee member serves on more than three public company audit committees.

Compensation Committee

The compensation committee oversees and directs the design and implementation of strategic compensation programs for our executive officers that align the interests of our executive officers with those of our stockholders. The compensation committee’s key responsibilities include:

•	Approving executive compensation philosophy, policies and programs;

•	Recommending to the board incentive and equity-based compensation plans;

•	Related to the chief executive officer:

—	Setting corporate goals and objectives for compensation;

—	Evaluating performance in light of those goals and objectives; and

—	Recommending to the independent directors the chief executive officer’s compensation level, including salary, incentive compensation, equity-based compensation and any other remuneration.

•	Related to other executive officers:

—	Setting corporate goals and objectives for compensation;

—	Evaluating each executive officer’s performance in light of those goals and objectives; and

—	Approving the executive officers’ compensation including salary, incentive compensation, equity-based compensation and any other remuneration.

•	Maintaining certain settlor responsibilities for general employee benefits matters as detailed under the company’s ERISA plans.

A more complete description of the compensation committee’s responsibilities and functions is included in the compensation committee’s charter, which can be found on our website at http://www.williams.com. The charter provides that the compensation committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations. The compensation committee charter does not provide for any delegation of the committee’s duties.

The compensation committee has retained the services of Frederic W. Cook & Co., an independent executive compensation consulting firm to provide:

•	Independent competitive market data and advice related to the chief executive officer’s compensation level and incentive design;

•	Review and observations related to management-developed market data and recommendations on compensation levels, incentive mix, and incentive design;

•	A review of our compensation levels, performance, and incentive design compared to an industry peer group; and

•	Information on executive compensation trends and implications for us.

The consultant was selected by the compensation committee and reports to the chairman of the compensation committee. The compensation committee has the authority to determine the scope of the consulting firm’s services and retains the right to terminate the consultant’s engagement at any time. Frederic W. Cook & Co. does not perform any services for the company.

Consistent with the listing requirements of the NYSE, the compensation committee is composed entirely of independent, non-employee members of the board of directors. Each year, we review any and all relationships that each director may have with the company and the board of directors reviews the company’s findings. The board of directors has determined that none of the compensation committee members has any material business relationships with the company. During 2007, none or our executive officers served on the compensation committee (or any committee performing equivalent functions) or the board of directors, of any other entity whose executive officers served on the compensation committee or on our board of directors.

In most cases, our chief executive officer provides recommendations to the compensation committee on compensation issues involving our executive officers other than the CEO. The compensation committee, or in the case of the CEO, the independent members of the full board, makes the final decisions on material compensation issues for all or our executive officers, including the CEO. Further detail is provided in the section entitled “Compensation Discussion and Analysis.”

Finance Committee

The finance committee has the primary responsibility for overseeing appropriate alignment between our financing strategies and our business units’ operating plans and acquisitions or other investment opportunities, as well as reporting to the full board, as appropriate, that the key elements of our balance sheet are structured in a manner that allow the business units’ operating plans and investment opportunities to be executed.

A copy of the governing charter of the finance committee is available on our website at http://www.williams.com. The charter provides that the finance committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations.

Nominating and Governance Committee

The nominating and governance committee’s governing charter is available on our website at http://www.williams.com. The charter provides that the nominating and governance committee has full authority to engage independent advisors and consultants. The nominating and governance committee is responsible for identifying and recommending candidates to fill vacancies on the board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each annual meeting of stockholders. Additionally, the nominating and governance committee recommends to the board the individual to be the chairman of the board and CEO. The nominating and governance committee reviews and reports to the board on a periodic basis regarding matters of corporate governance. The nominating and governance committee is responsible for reviewing annually and making recommendations to the board as to whether each non-management director is independent as defined by the NYSE and our director independence standards and otherwise qualified in accordance with applicable law or regulation. The nominating and governance committee also is responsible for reviewing the compensation of non-management directors and recommending changes in non-management director compensation to the board of directors. The nominating and governance committee also reviews the continuing qualifications of incumbent directors including any changes to a director’s primary activity, and all board committee charters for effective corporate governance. The nominating and governance committee evaluates annually the performance of the nominating and governance committee and the board as a whole. The code of business conduct and ethics is reviewed for compliance annually and changes are recommended to the board as necessary.

Frederic W. Cook & Co., the same consultant that provides services to the compensation committee, also provides competitive market data and advice to the nominating and governance committee on non-management director compensation.

Consideration of nominees.  For board membership, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics that best suits our needs and the needs of our stockholders. The nominating and governance committee develops long-term board succession plans to ensure that the appropriate balance is maintained. The nominating and governance committee is committed to nominating candidates that are independent as defined by the rules of the NYSE and our director independence standards. The nominating and governance committee also seeks to ensure that each member of the audit committee meets the financial literacy requirements of the NYSE and that at least one audit committee member qualifies as an “audit committee financial expert” under the SEC’s rules.

Qualifications of nominees.  The nominating and governance committee seeks director candidates with the following qualifications:

•	an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government and should be willing to maintain a committed relationship with the company as a director;

•	genuine interest in representing all of the stockholders and the interest of the company overall;

•	a willingness and ability to spend the necessary time to function effectively as a director;

•	an open-minded approach to matters and the resolve to make up his or her own mind on matters presented for consideration;

•	a reputation for honesty and integrity beyond question; and

•	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation.

Stockholder nominations.  The nominating and governance committee will consider written recommendations from stockholders for director nominations. You should submit any recommendations to our secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172. In accordance with our by-laws, written recommendations from stockholders for director nominations for consideration at our 2009 annual meeting must be submitted between January 15, 2009 and February 14, 2009.

The recommendation must set forth:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The proposal must also set forth the following information as to the stockholder giving the notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or undertakings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Identification and evaluation of nominees.  The nominating and governance committee identifies candidates who meet the qualifications for selection as a nominee and possess the specific experience, skills and characteristics being sought based on input from board members and others. The nominating and governance committee has retained a search firm to assist the committee in identifying, recruiting and evaluating director candidates meeting the committee’s criteria.

In evaluating director candidates, regardless of the source of the nomination, the nominating and governance committee will consider:

•	the current composition of the board as a whole;

•	the requisite characteristics of each candidate; and

•	the performance and continued tenure of incumbent board members.

Director candidates are evaluated by the nominating and governance committee by reviewing all available biographical information and qualifications and checking references. Qualified candidates are interviewed by the chairman of the board and at least one member of the nominating and governance committee. Candidates may then meet with other members of the board and senior management. Using all available information, the nominating and governance committee evaluates the candidates to determine if they are qualified to serve as a director and whether they should be recommended to the full board for nomination for election by the stockholders or appointed to fill a vacancy.

To date, the company has not received any stockholder recommendations for director nominees. The same evaluation process will be used by the nominating and governance committee to evaluate stockholder nominees.

Stock Ownership Guidelines

The board recommends that all directors, consistent with their responsibilities to the stockholders of the company as a whole, hold an equity interest in the company by acquiring and holding company stock with a value equivalent to three times the annual director retainer, exclusive of committee or committee chair fees, paid to each director in the company’s most recently completed full fiscal year. Non-management directors should satisfy this standard within the later of five years from the date the director joins the board or the adoption of the policy in November 2005. The board also recommends that all executive officers, consistent with their responsibilities to the stockholders of the company as a whole, hold an equity interest in the company. Accordingly, the chief executive officer should acquire and hold company stock with a value equivalent to five years’ base salary. Each other executive officer of the company should acquire and hold company stock with a value equivalent to three years’ base salary. Executive officers should satisfy this standard within the later of five years from the date of becoming an executive officer or the adoption of the policy in November 2005. All executive officers were in compliance with the stock ownership guidelines upon adoption. All directors, with the exception of the directors appointed after 2003, are in compliance with the stock ownership guidelines.

Communications with Directors

Any stockholder or other interested party may communicate with our directors, individually or as a group, by contacting our secretary or the lead director. The contact information is maintained on the Investor page of our website at http://www.williams.com.

The current contact information is as follows:

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Lead Director

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Corporate Secretary
Email: brian.shore@williams.com

All such communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to our company.

Other Corporate Governance Information

We have established a program for new director orientation. The orientation program includes private meetings with senior management for each business segment to ensure that the new director becomes familiar with our businesses.

We have adopted a guideline limiting the number of public boards on which our directors may serve to no more than five (including our board). All directors are in compliance with the guideline.

We have adopted rules of conduct that are applicable to our in-house and outside attorneys who are practicing before the Securities and Exchange Commission (“SEC”) on our behalf.

We have also established disclosure committees that are designed to ensure full and timely disclosure of information in all public filings.

We believe the corporate governance guidelines and other steps taken by the board and the company help ensure sound governance practices.

Compensation of Directors

Management directors receive no additional compensation for serving on the board or board committees. For their service non-management directors effective May 17, 2007, received $110,000 annual retainer, ($75,000 paid in cash and $35,000 paid in stock) and 3,000 restricted stock units. The chairpersons of the compensation, finance, litigation, and nominating and governance committees will also receive an additional annual retainer of $10,000. The chairperson of the audit committee will also receive an additional annual retainer of $15,000. In addition, the lead director will receive a retainer of $20,000. Members of the litigation committee will receive an additional annual retainer of $10,000 as a special committee project fee. The litigation committee was formed in 2005 to address certain litigation issues such as the shareholder lawsuit and other securities lawsuits.

In 2007, the board of directors voted to compensate the members of the litigation committee $10,000.00 annually retroactive to 2005. For their time spent on the litigation committee Mr. Green, Ms. Hinshaw, and Dr. Lillis and Mr. Lorch received an additional committee fee of $20,000. This reflects an annual amount of $10,000 for service in 2005 and 2006. Mr. Lorch received an additional $20,000 for serving as the committee chairperson during these years. Because the fees were not approved until 2007, the litigation committee had no vested right to the amounts paid for 2005 and 2006 service.

The compensation received by each director in 2007 is outlined in the table below:

Director Compensation for Fiscal Year 2007

					Change in
					Pension
					Value and
	Fees	Fees			Nonqualified
	earned	earned		Non-Equity	Deferred
	or paid	or paid	Option	Incentive Plan	Compensation	All Other
Name	in cash(1)	in Stock(2)	Awards	Compensation	Earnings	Compensation	Total

Kathleen B. Cooper	$75,000	$120,540	—	—	—	—	$195,540
Irl F. Engelhardt	$75,000	$120,540	—	—	—	—	$195,540
William R. Granberry	$75,000	$120,540	—	—	—	—	$195,540
William E. Green	$105,000	$120,540	—	—	—	—	$225,540
Juanita H. Hinshaw	$105,000	$120,540	—	—	—	—	$225,540
William R. Howell	$105,000	$120,540	—	—	—	—	$225,540
Charles M. Lillis	$115,000	$120,540	—	—	—	—	$235,540
George A. Lorch	$135,000	$120,540	—	—	—	—	$255,540
William G. Lowrie	$90,000	$120,540	—	—	—	—	$210,540
Frank T. MacInnis	$85,000	$120,540	—	—	—	—	$205,540
Janice D. Stoney	$75,000	$120,540	—	—	—	—	$195,540

(1)	The fees paid in cash are itemized in the chart below:

		Committee and lead director retainers							Special
	Annual cash			Nominating				Special	Litigation
	retainer	Audit		and	Finance	Special		Litigation	Committee
	including	Committee	Compensation	Governance	Committee	Litigation	Lead	Committee	retainer for
	service on 2	Chair	Committee	Committee	Chair	Chair	Director	retainer for	2005 and
	committees	retainer	Chair retainer	Chair retainer	retainer	retainer	retainer	2007	2006(a)	Total

Cooper	$75,000	—	—	—	—	—	—	—	—	$75,000
Engelhardt	$75,000	—	—	—	—	—	—	—	—	$75,000
Granberry	$75,000	—	—	—	—	—	—	—	—	$75,000
Green	$75,000	—	—	—	—	—	—	$10,000	$20,000	$105,000
Hinshaw	$75,000	—	—	—	—	—	—	$10,000	$20,000	$105,000
Howell	$75,000	—	$10,000	—	—	—	$20,000	—	—	$105,000
Lillis	$75,000	—	—	—	$10,000	—	—	$10,000	$20,000	$115,000
Lorch(b)	$75,000	—	—	—	—	$10,000	—	$10,000	$40,000	$135,000
Lowrie	$75,000	$15,000	—	—	—	—	—	—	—	$90,000
MacInnis	$75,000	—	—	$10,000	—	—	—	—	—	$85,000
Stoney	$75,000	—	—	—	—	—	—	—	—	$75,000

(a)	As noted above, in 2007 the board of directors voted to compensate the members of the litigation committee retroactive to 2005.

(b)	Mr. Lorch received a special litigation chair retainer of $10,000 per year for year of the years 2005, 2006, and 2007.

(2)	The grant date fair value of the fees earned in both common stock and restricted stock units for the board of directors is shown in the compensation of directors table. The value shown in the “fees earned or paid in stock” column is both the grant date fair value and the disclosable amount based on the amount of the financial accounting charge to earnings for 2007. Because the stock is not at risk of forfeiture at time of grant the full amount of the accounting charge associated with the grants was taken in 2007.

The aggregate number of stock options outstanding at fiscal year end is as follows:

Outstanding Awards as of Fiscal Year End 2007

	Number of	Number of
	Shares or Units	Securities Underlying
	of Stock	Unexercised Options
Name	Outstanding	Exercisable

Kathleen B. Cooper	3,000	4,500
Irl F. Engelhardt	3,000	12,000
William R. Granberry	3,000	9,000
William E. Green	3,000	57,429
Juanita H. Hinshaw	3,000	15,000
William R. Howell	14,431	57,429
Charles M. Lillis	12,936	28,536
George A. Lorch	42,296	43,631
William G. Lowrie	26,128	—
Frank T. MacInnis	3,000	55,977
Janice D. Stoney	24,893	50,893

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis seeks to explain our executive pay program to our stockholders. We continuously work to ensure that the features of our pay program are fulfilling the objectives we established when designing them. The main objective of our executive pay program is to reward executives for creating value for stockholders, consistent with company strategy and the following pay principles:

•	Our pay program should encourage executives to achieve business objectives and act in ways that are consistent with our values.

•	A large portion of the pay earned by executives should be contingent on performance.

•	Our incentive programs should encourage executives to consider the impact of decisions on stockholders in the short term, intermediate term, and long term.

•	The interests of executives should be aligned with the interests of stockholders.

•	Our pay program should be competitive and we should consider what executives holding similar jobs at other companies are paid to ensure competitiveness.

•	The pay setting process should consider the internal value of the position, or the importance of the job compared to other jobs within our company. We refer to this as internal equity.

We use different forms of pay to achieve our objectives. These forms of pay include base pay, benefits, annual cash incentives, and long-term incentives in the form of equity. Each form of pay accomplishes different objectives. Dividing the total pay awarded to executives among these various forms helps us to achieve a balance to better accomplish our goals.

We follow a consistent process in determining the amounts of each form of pay for our executives. Our compensation committee plays a key role in this process by providing oversight and making decisions about executive pay. For executives other than the CEO, management and the CEO make recommendations to the compensation committee. Named executive officers other than the CEO have no role in setting pay for executive officers. The compensation committee has engaged an independent compensation consultant to advise it in making executive pay decisions for the CEO and the other named executive officers.

When considering how much to pay and what form of pay should be used, our compensation committee considers pay information from a group of comparator companies and market data from executive compensation surveys along with internal equity.

After the pay information has been reviewed and discussed, a range for base pay for each position is set. The actual base pay for each executive officer can be set above or below the median for this range due to the experience, skills, and sustained performance of the individual executive.

The target opportunity to earn annual cash incentives is also set after considering market data and internal equity. The actual cash incentive paid to executives varies based upon achievement of business goals and individual performance. We use Economic Value Added® (EVA®) as the measure of attainment of business goals.

We also grant long-term incentives to executives in the form of equity, including stock options, time-based restricted stock units and performance-based restricted stock units. Like the other forms of pay, a variety of factors, including the competitive market, the executive’s impact on our company, and the executive’s performance, are used in determining the value of long-term incentives. The different forms of equity granted achieve different purposes, including aligning the interests of executives with the interests of stockholders, facilitating executive ownership of company stock, driving performance, and encouraging executives to stay with our company.

We have adopted policies to further the goals of our executive pay program, including a recoupment policy, stock ownership guidelines, and a prohibition on derivative transactions linked to our company’s common stock. We do not enter into employment agreements with our executive officers, but we do provide a change in control program.

Objective of our Pay Programs

We focus on growing our business and creating stockholder value through our Game Plan for Growth strategy. Our pay program objective is to reward our executives and employees for successfully implementing our strategy. We use Economic Value Added® (EVA®) as the tool to measure our success. We believe that EVA® is the best performance metric over the long-term to align employees’ interests with stockholders’ interests. Improving EVA® means creating sustainable value for our stockholders. Our executives and employees are rewarded for improving EVA®.

What is EVA®?

Simply stated, EVA® measures the value created by a company, specifically the financial return in a given period less the capital charge for that period. The calculation we use is as follows:

EVA®	=	net operating profits after taxes (NOPAT)	−	Capital Charge (the amount of capital invested in Williams multiplied by the cost of capital)

Generating profits in excess of both operating and capital costs (debt and equity) creates positive EVA®. If EVA® is positive, value has been created. Using EVA® creates a mind set in our organization that all activities and incentives should focus on creating economic value for stockholders.

Game Plan for Growth

Our goal is to create sustainable growth in EVA® and stockholder value. In early 2006, we set ambitious three-year goals that we refer to as the Game Plan for Growth. The performance of our named executive officers and other employees is measured by progress made towards these goals. The goals to be achieved by 2009, some of which have already been met, are as follows:

•	Be one of the top-performing investments in the energy sector by delivering total return to stockholders in the top 25 percent of comparable companies for at least two out of the three years.

•	Significantly improve EVA® while increasing the aggregate segment profit of $1.5 billion by 50 percent.

•	Invest approximately $5 billion in our natural-gas-based businesses in ways that create more EVA®, meet customers’ needs and enhance our competitive position.

•	Increase production to more than 1 billion cubic feet of gas daily.

•	Put new rates into effect so that our Transco and Northwest Pipeline systems remain competitive and value-creating; manage our costs to maximize our return; and capture the highest percentage of demand growth of any pipeline.

•	Earn a reputation among top producers as the most reliable provider of gathering and processing services so that we increase the scale of our business — including via Williams Partners, L.P. — in key growth basins.

•	Execute power contracts that offset at least 50 percent of the financial obligations associated with our tolling agreements between 2010 and 2015.

•	Improve our safety culture as measured by key indicators in our Core Values & Beliefs survey and achieve our goals for the Environmental, Health and Safety Management System Framework.

•	Build a compliance track record that continuously improves our reputation among key regulators and governance bodies.

•	Exceed the norm for both the energy industry and high-performing companies in the employee engagement and diversity areas of our Core Values & Beliefs survey.

Our Pay Philosophy

Our Pay Philosophy is to be competitive in the marketplace while also considering the value a job provides to the company. In doing so, we seek to motivate high performance that produces returns for stockholders that are higher than they would earn by investing in other companies. We believe linking EVA® to what we pay executives helps ensure that the decisions we make are aligned with what is best for stockholders. Our pay programs also reward executives for the way they accomplish our goals to better ensure we reward the right behavior and the right results in the context of business and enterprise strategies while fostering a culture of teamwork. This forms the basis of our pay-for-performance philosophy.

The following principles of our pay philosophy influence the design and administration of our executive pay programs. This includes decisions about how pay should be divided among base pay, annual cash incentives, and long-term incentives:

		Annual Cash	Long-term
Pay Principles	Base Pay	Incentives	Incentives	Benefits

Pay should reinforce business objectives and values	✓	✓	✓

A significant portion of an executive officer’s total pay should be variable based on performance		✓	✓

Incentive pay should balance short-term, intermediate, and long-term performance		✓	✓

Incentives should align interest of executives with stockholders		✓	✓

Pay opportunity should be competitive	✓	✓	✓	✓

The compensation committee administers our pay programs by directing the design and implementation of executive pay. The role of the compensation committee is to align the interests of our named executive officers with those of our stockholders. Please refer to the compensation committee section for a discussion of the process followed by the compensation committee.

Types of pay we use and what it means to the named executive officers

As discussed above, decisions about how we pay executives are based on the principles that we have established. The compensation committee uses several different types of pay that are linked to both our short-term and long-term performance in the executive pay program. The types of pay that are a part of our executive pay program are base pay, annual cash incentives, long-term incentives (equity) and benefits. The role of pay is to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and operational performance targets. The chart below illustrates the relationship between the types of pay and our ability to engage the talent needed to achieve stockholder value and performance targets. The size of the circles in the chart denotes the degree to which the types of pay impact employee commitment and engagement. To us, sustainability is meeting basic needs and providing security for the executive officers. Competitiveness recognizes the executive’s talent that is brought to the job in hopes that they don’t go elsewhere to work. We believe that collaboration is the key driver of employee commitment and development, and performance and value creation gives the executive officers the opportunity to be rewarded for the contributions that they make.

Why we use each type of pay and what it means to the company

Base Pay

Base pay serves as the foundation of our pay program. We use base pay to compensate our named executive officers for carrying out activities of their job. Most other major components of pay are determined based on a relationship to base pay, including annual and long-term incentives, termination payments, and retirement benefits.

Annual Cash Incentives

We pay annual cash incentives to encourage and reward our named executive officers for making decisions that improve company performance as measured by EVA®.

Long-Term Incentives

Long-term incentives are paid in the form of equity and include stock options, time-based restricted stock units and performance-based restricted stock units. We pay long-term incentives to align executives with stockholder interests. We do this by giving executives an ownership stake in the company, encouraging sustained long-term performance, and encouraging executives to remain employed by the company.

Benefits

Consistent with the compensation committee’s philosophy to maximize pay at risk, our executives receive very few perquisites (perks) or supplemental benefits. The perks they receive are as follows:

•	Supplemental Retirement Benefits: Named executive officers participate in our qualified retirement program on the same terms as our other employees. We offer a retirement restoration plan to our executives to maintain a proportional level of retirement benefits to our executives as provided to other employees. The Internal Revenue Code limits pension benefits based on an annual compensation limit. For 2007, the limit was $225,000. Any reduction in an executive officer’s pension benefit in the tax-qualified pension plan due to this limit is made up for in the unfunded supplemental retirement plan. Benefits for executives are calculated using the same benefit formula as that used to calculate benefits for all employees in the qualified pension plan. The value of pay in the form of stock option or other equity is not used in the formula to calculate benefits under the pension plan or restoration plan for executive officers, which is consistent with the treatment for all employees.

•	Financial Planning Allowance: We offer financial planning to provide expertise on current tax laws to assist executives with personal financial planning and prepare for contingencies such as death and disability. In addition, by working with a financial planner, executives gain a better understanding of and appreciation for the programs the company provides, which helps to maximize the retention and engagement aspects of the dollars the company spends on these programs.

•	Home security: We pay home security for our CEO to ensure personal safety.

•	Personal Use of Company Aircraft: We provide limited personal use of the company aircraft at the CEO’s discretion. As shown in the footnotes to the summary compensation table, the incremental cost associated with aircraft usage for personal reasons in 2007 was limited to two named executive officers. The combined incremental cost to the company of all trips was approximately $52,000. Our policy is to discourage personal use of the aircraft, but the CEO retains discretion to permit its use when he deems appropriate, such as when the destination is not well served by commercial airlines, personal emergencies, and the aircraft is not being used for business purposes.

The Pay Setting Process

Setting pay is an annual process that occurs during the first quarter of the year. A review is done to ensure that we are (1) paying competitively (2) paying equitably and (3) paying in a way that encourages and rewards for superior performance. We follow the underlying principles of our pay philosophy as shown in the chart below. The size of the circles in the chart denotes the degree to which the underlying factors of our pay principles impact the pay awarded to the executive officers.

When setting pay we determine a target pay mix (distribution of pay among different forms of pay) for the executive officers. The average target pay mix and the average of the actual pay mix for all named executive officers are illustrated below. Consistent with our pay-for-performance philosophy, the actual amounts paid, excluding benefits, are determined based on individual and company performance. Because performance is a factor, the target and actual pay mix will vary specifically as it relates to the annual cash incentives. In 2007, company performance exceeded the predetermined target resulting in cash incentive payments at two times the target amount.

Compensation Recommendations and Decisions

Role of Management

In order to make pay recommendations, management provides the CEO with proxy data from companies in our comparator group along with pay information compiled from executive and industry related salary surveys that are nationally recognized. The survey data is used as a reference for validating the reasonableness of the information gathered from the comparator group.

Role of the CEO

Before making base pay and long-term incentive decisions, our CEO reviews the competitive market information for the other named executive officers. After considering the market data, the CEO takes into account internal equity and individual performance (see Game plan for Growth section) and recommends base pay and long-term incentive awards.

For our annual cash incentive program, the CEO’s recommendation is based on EVA® attainment and an adjustment for individual performance. Individual performance includes business unit EVA® results for the business unit leaders and performance of key executive competencies (see executive competencies in the following base pay section of how we determine amounts for pay elements). The modifications made are fairly modest, and for 2007 incentives were less than 17% of target.

Role of the Other Named Executive Officers

Our other executive officers have no role in setting compensation for any named executive officers.

Role of the Compensation Committee

For all named executive officers, except the CEO, the compensation committee reviews the CEO’s recommendations, supporting market data, and individual performance assessments. Before the compensation committee determines the pay their consultant reviews all of the data and advises on the reasonableness of the pay recommendations.

For the CEO, the full board meets in executive session without management present to review the CEO’s performance. In this session, the board reviews:

•	Evaluations of the CEO completed by each independent board member;

•	The CEO’s written assessment of his own performance compared with the stated goals and objectives found in the Game Plan for Growth section;

•	Evaluations of the CEO completed by each of the other executive officers; and

•	EVA® performance of the company relative to the goals established.

The compensation committee uses these evaluations and competitive market information provided by its independent consultant to determine the CEO’s base pay, long-term incentive amounts and performance adjustments to be made to his annual incentive payment.

Role of the Independent Compensation Consultant

The compensation committee’s consultant is Frederic W. Cook & Co., Inc. In July 2007, the compensation committee engaged Frederic W. Cook & Co., Inc. to assist them in determining or recommending the compensation for our executive officers. Frederic W. Cook & Co., Inc. does no other work for us. Please refer to the compensation committee section for a discussion of independent compensation consultants.

To assist the compensation committee in pay discussions and decisions, the committee’s independent consultant presents competitive market data that includes published compensation data, using the same surveys and methodology used for the other executive officers (described in the “Role of Management” section), and proxy data from the approved comparator group. Our comparator group is developed by the committee’s consultant, with input from management, and is approved by the committee.

This year’s comparator group includes 19 companies (see below), consisting of a mix of both direct competitors and similar-sized companies within the broader energy industry.

•	The AES Corp.

•	Anadarko Petroleum Corp.

•	Apache Corp.

•	Constellation Energy Grp. Inc.

•	Devon Energy Corp.

•	Dominion Resources Inc.

•	Duke Energy Corp.

•	El Paso Corp.

•	Halliburton Co.

•	Hess Corp.

•	Keyspan Corp.

•	Murphy Oil Corp.

•	NiSource Inc.

•	ONEOK Inc.

•	PG&E Corp.

•	Plains All American Pipeline LP

•	Schlumberger Ltd.

•	Sempra Energy

•	Sunoco Inc.

Each year the committee reviews the comparator group to validate the list of comparator companies and make any changes if appropriate. The comparator group for 2007 changed from 2006 to better reflect our lines of business and the markets in which we operate.

Objectives of our Comparator Group

To determine competitive total pay levels, we use our comparator group to consider the amount and form of pay used by competitors as well as how competitors divide pay among various forms. Through use of publicly available financial measures, we review our comparator groups to validate the design of our incentive plans and test the pay and performance relationship of our named executive officers.

Size Reflects Company’s Business and Complexity

We consider a range of revenues, assets, and market capitalization when selecting companies for our comparator group. This results in compensation that is appropriately scaled and reflects comparable complexities in business operations.

Industry and Business Operations Similarities

In order to provide reasonable performance comparisons, our comparator group companies operate within the same industry and/or face similar business challenges and opportunities. Business consolidation and unique operating models today create some challenges in finding true comparator companies. As a result, we take a broader view of comparability to include organizations that are similar in some, but not all, respects.

Sufficient Number of Companies

Our comparator group contains a sufficient number of companies to facilitate valid comparisons. We target 15 to 25 companies as the number of companies to use in order to have a valid comparator group.

How we determine the amount for each type of pay

The compensation data of our comparator group is the primary market data we use when benchmarking the competitive pay of our named executive officers. Aggregate market data obtained from recognized third party executive compensation survey companies (e.g. Towers Perrin, Mercer, Hewitt) is used to validate comparator group market data. We typically obtain a range of annual revenues of the companies whose data is included in the aggregate analysis provided by the third party survey, but the identities of the specific companies included in the survey are not disclosed.

Because setting pay is not an exact science, the compensation committee uses comparator group data and compensation surveys as reference points in considering total pay packages for named executive officers. Other considerations used when making pay decisions for the executive officers include considering historical pay and reviewing tally sheets that include annual pay and benefit amounts as well as wealth accumulated over the past five years and the total aggregate value of all equity awards and holdings of the named executive officers.

Base Pay

Base pay for the named executive officers, including the CEO, is set considering the market median, with potential individual variation from the median due to experience, skills, and sustained performance of the individual as part of our pay-for-performance philosophy. Performance is measured by attainment of established goals from our game plan for growth and the executive competencies that we have established for our named executive officers. The following table contains our twenty executive competencies grouped within five key leadership areas.

	INSPIRE A			OPTIMIZE
MODEL THE	SHARED	CHAMPION	LEVERAGE	BUSINESS
WAY	VISION	INNOVATION	TALENT	PERFORMANCE
Caring About People	Enterprise Perspective	Change Leadership	Building Effective Teams	Business Acumen

Integrity	Vision and Strategic Perspective	Entrepreneurial Spirit	Communication	Customer and Market Focus

Loyalty and Commitment		Promoting Diversity and Creativity	Developing People Resources	Decision Making
		Willingness to Take Risks	Empowering Others	Drive for Results

			Managerial Courage	Functional/Technical Skills

Motivating and Inspiring Others

The 2007 base pay for our named executive officers as a percentage of the market median is shown below. We believe that the ratio of base pay of our named executive officers to the market median is appropriate when we consider experience, skills, sustained performance and the amount of pay to be at risk.

Base Pay as a% of Market Median

Steven J. Malcolm	93%
Donald R. Chappel	111%
Ralph A. Hill	102%
William E. Hobbs	99%
Phillip D. Wright	109%

Annual Cash Incentives — Target

Similar to base pay, the starting point to determine annual cash incentive targets (expressed as a percent of base pay) is competitive market information. The market information gives us an idea of what other companies pay in annual cash incentives for similar jobs. The internal value of the job is then considered before the target is set for the year. We define the internal value of a job to be how important the job is to executing our strategy compared to the importance of other jobs in the company. The annual cash incentive targets as a percentage of base pay for the named executive officers in 2007 are as follows:

CEO	100%
CFO	75%
Other Named Executive Officers	65%

Annual Cash Incentives — Actual

Since we implemented EVA®, the annual incentive program has been funded upon attainment of an established EVA® target. Applying EVA® measurement to this annual incentive process encourages management to make capital decisions that help drive long-term stockholder value. To determine the funding of the annual incentive, we use the following calculation for each named executive officer:

Base pay received in 2007	×	Incentive Target %	×	EVA Goal Attainment %

Actual payments are adjusted to recognize individual performance to include success toward our game plan for growth and individual goals and successful demonstration of the executive competencies discussed above.

How we set the EVA® goals

Setting the EVA® goal for the annual incentive plan begins with an internal budgeting and planning process. The process includes an evaluation of the challenges and opportunities for the company as well as each of our business units. The key steps in the process and a flow chart illustrating the process are below:

•	Business and financial plans are submitted by the business units.

•	The business and financial plans are reviewed and analyzed by the CEO, CFO and Board of Directors.

•	The business and financial plans must be consistent with expectations and guidance given to stockholders. In that guidance, we communicate expectations regarding earnings, capital spending, and cash flow.

•	Management creates the EVA® goal and presents it to the compensation committee.

•	The compensation committee reviews management’s recommendations and sets the goal at the beginning of each fiscal year.

•	Once the goal is approved by the compensation committee, the progress relative to the goal is regularly monitored.

Establishing EVA Goal Targets

2007 EVA® goal for the annual incentive plan

The attainment percentage of EVA® goals results in a payout level of annual incentives along a continuum between threshold and stretch levels between 0% and 200% of the named executive officer’s annual incentive target. As approved by the compensation committee, for every $108 million improvement in EVA® the payout level increases by 100% up to a maximum of 400%. If EVA® improvement exceeds the stretch level of 200%, any payout is reserved and will only be paid if future performance targets are met, but in no event will the payout level ever exceed 400%. Shown in the chart below are the EVA® improvement goals for the 2007 annual cash incentive and the resulting payout level:

EVA®	Payout Level as a % of Target
Improvement	(Attainment %)
(In millions)

$(80)	0% (Threshold) (where incentives start to be earned)
$28	100% (Target)
$136	200% (Stretch)

Based on EVA® performance relative to the established goals, the compensation committee certified performance results of $133 million in EVA® and approved payment of the Annual Incentive Plan at 197% of target.

Our success in executing the game plan for growth contributed to significant accomplishments in 2007, including:

•	As a result of the sale of substantially all of our power assets to Bear Energy LP, a unit of The Bear Stearns Companies Inc. (NYSE: BSC), and strong business performance, our credit ratings were raised to investment grade.

•	Initiating a $1 billion stock repurchase program.

•	Creating a new pipeline-focused master limited partnership, Williams Pipeline Partners L.P.

•	Continuing to grow our midstream-focused master limited partnership, Williams Partners L.P., with two significant transactions.

•	Successfully completing rate case filings on both of our major pipeline systems, driving increased earnings in Gas Pipeline.

•	Continuing to increase our natural gas production through organic growth — natural gas production increased by 21 percent for the year.

•	Achieving record Midstream operating profits.

How the annual incentive plan works

If EVA® exceeds our stretch goal, the annual incentive pool will fund up to a maximum of 400% of target for executive officers. Any award earned above 200% of target is not paid out in cash but instead is placed in a reserve, which is at risk for future performance. This means the reserve amounts will be paid only if future EVA® threshold levels are met. The purpose of the reserve is to ensure EVA® performance in a single year is sustained over a longer period of time. In years where threshold EVA® performance is met, one-third of the reserve balance is paid in cash. If the executive leaves other than for retirement, death, or long-term disability, the reserve balance is forfeited. This feature provides a retention element to the program. No interest is applied to the reserve balance, and executives have no vested right to the balance.

The EVA® calculation

Our incentive program allows for adjustments to be made to EVA® calculations to reflect extraordinary items. After an analysis of companies that utilize EVA® as an incentive measure, we determined that it is standard practice to make adjustments to EVA® calculations to create better alignment with stockholders.

When determining which adjustments are appropriate, we are guided by the principle of ensuring that incentive payments do not result in unearned windfalls or undue penalties to executives. In other words, we make adjustments to ensure executive officers are not rewarded for positive results they did not take action to create nor are they penalized for unusual circumstances outside their control. We believe the adjustments improve the alignment of incentives with stockholder value creation and ensure EVA® as an incentive measure effectively encourages executives to take actions to create value for stockholders. The categories of adjustments to our EVA® calculation are:

•	Gains, losses and impairments,

•	Mark-to-market, commodity price collar, and construction work-in-progress, and

•	Other unusual items that could result in unearned windfalls or undue penalties to executives such as certain litigation matters and natural disasters.

We have retained our independent accountants to perform certain agreed-upon procedures related to our EVA® calculations and provide a report to our management. The agreed upon procedures include:

•	comparing components of the EVA® calculation to our established guidelines and procedures;

•	recalculating certain amounts related to our EVA® calculations; and

•	comparing certain amounts used in our EVA® calculations to our underlying books and records.

In addition to these agreed-upon procedures, management as well as the compensation committee’s outside consultant test our relative performance on various measures, including total stockholder return, earnings per share and cash flow, to an industry comparator group to ensure our EVA® performance is consistently delivering stockholder value. The compensation committee uses this analysis to validate our EVA® results.

Annual incentives are designed to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore a tax deductible expense.

Long-Term Incentives

To determine the value for long-term incentives granted to executive officers each year we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the executive officer’s impact on company performance and ability to create value;

•	long-term business objectives;

•	awards made to executives in similar positions within our comparator group of companies;

•	the market competitiveness of the role the executive officer is in (in other words, “is there a risk the executive officer might leave to work for another company because there is a high demand for the talent that executive officer possesses?”); and

•	the executive officer’s demonstrated performance over the past few years.

The current allocation and design of our long-term incentive program has been the same over the past three years. We continue to award a larger portion of the equity in performance-based restricted stock units and a smaller portion of the equity in the form of time-based restricted stock units and stock options. The long-term incentive mix for the CEO differs from the other named executive officers due to the desire to have 100 percent of his long-term incentives be performance-based. Because the CEO has a greater ability to influence financial results, the committee considers it appropriate that 100% of his long-term incentives are directly tied to performance based upon our pay-for-performance philosophy.

Shown below is the long-term incentive mix in 2007.

		Other Named
	CEO	Executive Officers

Stock Options	50%	25%
Time-Based Restricted Stock Units	0%	25%
Performance-Based Restricted Stock Units	50%	50%

The primary objectives for each plan are shown below.

Drives
operating
Equity type and	Stockholder	Stock	and financial	Retention
Performance Drivers	alignment	ownership	performance	Incentive

Stock Options Stock Price Appreciation (longer term)	✓	✓	✓

Time-Based RSUs Stock Price Appreciation (intermediate term)	✓	✓		✓

Performance-Based RSUs Three-year EVA® goals	✓	✓	✓

Stock Option Awards

Stock options have value only to the extent the price of our common stock on the date of exercise exceeds the price at the time the options were granted (in other words, the stock price must increase for stock options to have value).

Time-Based Restricted Stock Units

Time-Based Restricted Stock Unit grants were introduced in 2002, primarily as a retention device during a period of uncertainty and instability in our executive population. We continue to use this type of equity for retention purposes due to continued volatility in the industry and executive movement. In addition to retention, time-based restricted stock units facilitate stock ownership.

Performance-Based Restricted Stock Units

To further strengthen the relationship between pay and performance, the performance-based restricted stock units are earned only upon our attaining specific EVA® goals and the named executive officer’s continued employment.

The following chart illustrates how the performance-based shares would payout as a result of performance against set EVA® goals.

EVA® created over a three-year period is used as a long-term performance measure to further drive and reinforce actions leading to desired EVA® results and to extend this focus over multiple years. This longer-term EVA® focus is intended to help achieve sustained financial improvement and align with longer-term stockholder interest.

In developing three-year performance goals the compensation committee considers circumstances facing the company and each business unit, as well as challenges facing the industry. Achieving EVA® goals is required for these awards to be earned. Our intent is to establish three-year EVA® goals where each year the probability or level of difficulty to achieve target is consistent. In setting these goals, we expect that the performance will be at the threshold level (to achieve a minimum payout) about 10-20% of the time, that the performance will be at the stretch level (to achieve a maximum or 200% payout) about 10-20% of the time, and that performance will be at the target level (to achieve a 100% payout) about 70-80% of the time.

For awards granted in 2007, the three-year performance measure is the cumulative EVA® goals for 2007 through 2009. The cumulative EVA® goal was set during the first quarter of 2007 and will be certified at the end of the period when the compensation committee reviews progress toward EVA® goals over the three year period. When calculating EVA® performance over the three-year period, the compensation committee will consider adjustments using a process and criteria similar to that described under Annual Cash Incentives EVA® calculation section. However, individual performance is not considered in determining the actual number of shares earned.

Grant Practices

We typically make our annual equity grant in February or early March of each year. The compensation committee meets at least two days after the annual earnings release to approve the grants. The compensation committee approves all equity grants to executive officers and the grant date for such awards is on or after the date of such approval in order to ensure the market has time to absorb material information disclosed at the time of the earnings release and reflect that information in the stock price.

The grant date for off-cycle grants for individuals that are not executive officers, for reasons such as retention or new hires, is the first business day of the month following the approval of the grant. The purpose of this approach is to remove option grant timing from the influence of the release of material information

Accounting and Tax Treatment

When designing all aspects of pay we consider the impact of accounting and tax treatment, but the primary driver of program design is the support of business objectives. Stock options and performance-based restricted stock units are intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore considered a tax deductible expense. Time-based restricted stock units do not qualify as performance-based and may not be fully deductible.

Additional Executive Compensation Policies

In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our executive officers’ interests with stockholder long-term interests.

Recoupment Policy

In January 2008, the compensation committee approved a recoupment policy to allow the company to recover incentive-based compensation from executive officers in the event we are required to restate our financial statements due to fraud or intentional misconduct. The policy provides the board of directors discretion to determine situations where recovery of incentive pay is appropriate.

Stock Ownership Guidelines

In 2005, the board adopted stock ownership guidelines for all executive officers. All executive officers, consistent with their responsibilities to the stockholders as a whole, must hold an equity interest in the company. Specifically the CEO must own an amount of stock equal to at least five years’ base pay. Other executive officers must own stock equal to at least three years’ base pay. New executives are allowed five years from the date of election, promotion to executive officer, or commencement of employment as an executive officer to accumulate the required shares. Once the requirement is met, the individual is considered to be in compliance if the executive continues to hold the number of shares or value necessary to fulfill the requirement.

Annually the compensation committee reviews the guidelines for competitiveness and alignment with best practice and monitors the executive officers’ progress toward meeting the guidelines. The compensation committee maintains discretion to modify the guidelines in special circumstances of financial hardship such as illness of the executive or a family member. All executive officers complied with the guidelines upon their adoption in 2005 and continue to own, on average, more than 10 times the amount of what is required under the guidelines.

Derivative Transactions

Our insider trading policy prohibits all executive officers from entering into derivative transactions such as short sales where the value is based on the performance or price of our common stock.

Employment Agreements

Under our business philosophy, in general, we do not enter into employment agreements with our executive officers. This enables us to remove an executive officer prior to retirement when it is in the best interests of the company. The compensation committee exercises judgment and considers the circumstances surrounding the departure when deciding if a severance package is appropriate. If it is determined that a severance package is appropriate, the compensation committee takes into consideration the executive’s term of employment, past accomplishments, reasons for separation from the company, and competitive market practice. The only pay or benefits an employee has a right to receive upon termination of employment are those that have already vested or which vest under the terms in place when equity was granted. For example, the terms of our time-based restricted stock units provide that the vesting accelerates in the event of an executive’s death or termination without cause.

Change in Control Agreements

Our change in control program provides severance benefits for our named executive officers if, within two years following a change in control of Williams, their employment is terminated (1) involuntarily other than for cause, death, disability, or the sale of a business, or (2) voluntarily for good reason. Our program includes a double trigger (requires both a change in control and termination of named executive officer’s employment) for benefits and equity vesting. This double trigger creates security for the executives but does not provide an incentive for the executive to leave the company. Our program is designed to encourage the executive officers to focus on the best interest of stockholders by alleviating concerns about compensation and benefits under a potential change in control. Once again, our program is not designed to provide compensation advantages to executives for executing a transaction but to protect executives from a potentially detrimental impact on their individual financial security.

In May 2002, the compensation committee approved the following change in control program for the executive           officers:

Benefit	Provision

Base Pay/Bonus	3 times annual base pay plus annual incentive at target

Welfare	Continuation of coverage for 18 months following termination

Retirement	SERP and pension credits for an additional 3 years of age and service

Legal Fees	Reimbursement for all fees incurred in any legal actions to enforce agreement

Tax Treatment	Full gross-up for excise tax and associated income tax

Post-Termination Covenants	One year consulting and/or non-compete agreement, with clawback provisions

Our compensation committee reviews our change in control benefits annually to ensure they are consistent with competitive practice. As part of the review, calculations are performed to determine the overall program costs to the company if a change in control event were to occur and all covered named executive officers were terminated as a result. An assessment of competitive norms including the reasonableness of the elements of compensation received is used to validate benefits levels for a change in control. In reviews of the change in control program to date, our compensation committee has concluded that the current benefits provided are appropriate and critical to attracting and retaining executive talent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

•	The compensation committee of the board of directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this proxy statement.

•	The compensation committee has also discussed the CD&A with management.

•	Based on this review and discussion, the compensation committee recommended that the CD&A be included in the company’s annual report on Form 10-K and this proxy statement.

By the members of the compensation committee of the board of directors:

— Kathleen B. Cooper

— W. R. Howell, chairman

— George A. Lorch

— Frank T. MacInnis

— Janice D. Stoney

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information with respect to the compensation of the chairman of the board, president and chief executive officer (CEO), the chief financial officer (CFO) and the three most highly compensated executive officers other than the CEO and CFO, based on total compensation excluding change in pension value and nonqualified deferred compensation earned during fiscal year 2007.

2007 Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total

Steven J. Malcolm	2007	$1,050,000	—	$7,735,288	$2,365,144	$2,373,086	$369,208	$46,484	$13,939,211
Chairman, President and	2006	$1,040,385	—	$3,390,725	$3,047,585	$2,309,630	$540,860	$14,712	$10,343,897
Chief Executive Officer
Donald R. Chappel	2007	$572,115	—	$2,300,815	$736,725	$925,752	$126,797	$14,459	$4,676,664
Vice President,	2006	$545,192	—	$1,174,711	$407,276	$892,956	$169,615	$14,032	$3,203,782
Chief Financial Officer
William E. Hobbs	2007	$433,269	—	$1,937,479	$33,509	$2,537,648 (6)	$31,698	$17,862	$4,991,465
Vice President,	2006	$416,154	—	$902,544	$228,206	$558,824	$92,258	$16,439	$2,214,425
Power
Ralph A. Hill	2007	$446,538	—	$1,980,314	$293,974	$662,532	$26,578	$58,284	$3,468,221
Vice President,	2006	$416,154	—	$852,201	$242,915	$621,798	$115,723	$39,862	$2,288,653
Exploration and Production
Phillip D. Wright	2007	$477,692	—	$1,534,603	$251,496	$669,676	$68,048	$9,801	$3,011,317
Vice President,	2006	$456,154	—	$785,796	$228,206	$644,014	$146,148	$9,496	$2,269,813
Williams Gas Pipelines

Stock Awards

(1)	Awards were granted under the 2002 Incentive Plan. Using the same methodology as in 2006, amounts shown are awards that were outstanding and expensed in 2007. The grant date fair value of awards granted in 2007 can be found in the Grants of Plan Based Awards Table. All shares granted before 2007 are paid dividend equivalents at the same time and same rate as dividends paid to our stockholders. Beginning with equity grants made in 2007, the restricted stock units do not include the right to payment of dividends.

The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2007.

Option Awards

(2)	Awards are granted under the terms of the 2002 Incentive Plan. Using the same methodology as in 2006, amounts shown are awards that were outstanding and expensed in 2007. The grant date fair value of awards granted in 2007 can be found in the Grants of Plan Based Awards Table.

The assumptions used to value the option awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2007.

Non-equity Incentive Plan

(3)	Awards from the 2007 annual incentive program are not paid out in full in the year earned, as the amounts include a reserve that is at risk for future performance. As stated in the Compensation Discussion and Analysis section, the annual incentive pool funds up to a maximum of 400 percent of target. Any award earned above 200 percent of target is placed in a reserve. The reserve amounts will be paid only if future EVA® threshold levels are met. The compensation committee and the CEO reviewed each executive officer’s performance and contributions for the year and adjusted the amount of each officer’s company-funded award based on individual performance and business unit performance, where applicable. The total amount of the award is shown for each named executive officer. The table below shows the basis for adjustments, all of which were positive.

Adjustment Basis

Steven J. Malcolm	• 39% total shareholder return for 2007
• Regained investment grade credit rating
• Strong financial performance

Donald R. Chappel	• Critical participant in the sale of Power
• Energy CFO of the Year
• Key contributor to Master Limited Partnership creation and growth

Ralph A. Hill	• Exceeded annual production growth target
• Generated strong reserves replacement
• Received many industry awards, including Outstanding Operations Awards from the Colorado Oil & Gas Conservation Commission (COGCC) and Best Management Practices Award from the national BLM

Philip D. Wright	• Settlement of two FERC-regulated pipeline rate cases
• Key contributor to Master Limited Partnership creation and growth
• Industry leader; serving as INGAA chairman

The annual cash incentive and reserve amounts paid in 2008 as it relates to 2007 performance are as follows:

	2007
			Incentive	Amount	Amount of
	Reserve	Total Incentive	Payable	Placed in	Reserve	Total
	Balance	Earned for 2007	in Cash	Reserve	Paid in 2008	Incentive Paid

Steven J. Malcolm	$419,259	$2,500,000	$2,100,000	$400,000	$273,086	$2,373,086
Donald R. Chappel	$135,911	$925,000	$858,173	$66,827	$67,579	$925,752
William E. Hobbs	$37,648	$0	$0	$0	$37,648	$37,648
Ralph A. Hill	$151,597	$675,000	$580,500	$94,500	$82,032	$662,532
Phillip D. Wright	$92,029	$675,000	$621,000	$54,000	$48,676	$669,676

Pension and Non-Qualified Deferred Compensation

(4)	The amount shown is an aggregate change from December 31,2006 to December 31, 2007 in the actuarial present value of the accrued benefit under the qualified pension and supplemental plan. Please refer to the Pension Benefits table for further details of the present value of the accrued benefit.

All Other Compensation

(5)	Amounts shown represent payments made on behalf of the officers and includes life insurance, a 401(k) matching contribution, perquisites (if applicable) and tax gross-ups on financial planning. In 2007, for the named executive officers that utilized financial planning tax gross-ups averaged $2,000. Starting in 2008, gross-ups for financial planning will no longer be used.

Perquisites include financial planning services, home security for the CEO and personal use of the company aircraft with occasional family members accompanying executive officers on business trips. The incremental cost method was used to calculate the personal use of company aircraft. The incremental cost calculation includes such items as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone and catering. The amount of perquisites for Mr. Hill and Mr. Malcolm is included because the aggregate amount exceeds $10,000 for 2007. Value of perquisites is not included for other named executive officers because the aggregate amount does not exceed $10,000. The perquisites for Messrs. Hill and Malcolm are valued as follows:

	2007
			Company Aircraft —
	Financial Planning	Home Security	Personal Usage
Ralph A. Hill	$2,194		$40,424
Steven J. Malcolm	$11,950	$6,854	$11,596

(6)	Because Mr. Hobbs was terminated in January of 2008 due to a sale of a business, Mr. Hobbs was not eligible to receive an award from our 2007 annual incentive plan. Mr. Hobbs did, however, receive a sales incentive payment for 2007. The amount of incentive award he received was based upon aggregate cash proceeds from the sale of Williams Power assets.

Notable Items

The compensation committee considers the compensation of CEOs from similarly-sized comparator companies when setting Mr. Malcolm’s pay. It is the competitive norm for CEOs to be paid more than other named executive officers. In addition, the committee believes the difference in pay between the CEO and other named executive officers is consistent with our compensation philosophy (summarized in the CD&A), which considers the external (market) and internal value of each job to the company along with the incumbent’s experience and performance of the job in setting pay. The CEO’s job is different from the other named executive officers’ because the CEO has ultimate responsibility for performance results and is accountable to the board of directors and stockholders. Consequently, the committee believes it is appropriate for the CEO’s pay to be higher.

Mr. Chappel’s base pay, annual incentive target and long-term incentive amounts for 2006 and 2007 are higher than other named executive officers (other than the CEO) because of the impact of his role and market data. Because Mr. Chappel directly interfaces with stockholders and has greater accountability to stockholders his pay is greater than that of the other named executive officers, excluding the CEO.

For 2006 and 2007, Mr. Hill and Mr. Wright have similar pay with the exception of Mr. Hill’s long-term equity award. Mr. Hill receives more long-term equity because he is the President of our Exploration and Production business unit and the market for Exploration and Production executives is extremely tight. We recognize the need to remain competitive, therefore, Mr. Hill receives larger long-term incentive amounts that are comparable to other exploration and production executives in our comparator group.

The following table sets forth certain information with respect to the grant of stock options, restricted stock units and awards payable under the company’s annual incentive program during the last fiscal year to the named executive officers.

Grants of Plan Based Awards in Fiscal Year 2007

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
									Number	Number of	of Base	Fair Value
			Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares	Securities	Price of	of Stock
	Grant	Decision	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			of Stock	Underlying	Option	and Option
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target(2)	Maximum	or Units(3)	Options(4)	Awards	Awards
Steven J. Malcolm	2/26/2007	2/25/2007	$139,753	$1,189,753	$2,939,753					200,000	$28.30	$1,818,000

	2/26/2007	2/25/2007				0	100,000	200,000				$2,830,000

Donald R. Chappel	2/26/2007	2/25/2007	$45,304	$474,390	$1,189,534					48,450	$28.30	$440,411

	2/26/2007	2/25/2007				0	38,139	76,278				$1,079,334

	2/26/2007	2/25/2007							19,069			$539,653

William E. Hobbs	2/26/2007	2/25/2007	$12,549	$294,174	$763,549					24,225	$28.30	$220,205

	2/26/2007	2/25/2007				0	19,069	38,138				$539,653

	2/26/2007	2/25/2007							9,535			$269,841

Ralph A. Hill	2/26/2007	2/25/2007	$50,532	$340,782	$824,532					43,605	$28.30	$396,369

	2/26/2007	2/25/2007				0	34,325	68,650				$971,398

	2/26/2007	2/25/2007							17,162			$485,685

Phillip D. Wright	2/26/2007	2/25/2007	$30,676	$341,176	$858,676					33,915	$28.30	$308,287

	2/26/2007	2/25/2007				0	26,697	53,394				$755,525

	2/26/2007	2/25/2007							13,349			$377,777

Non-Equity Incentive Awards

(1)	Awards from the 2007 annual incentive program are shown.

•	Threshold: Because one-third of the annual incentive plan (AIP) reserve balance is payable upon meeting threshold performance, one-third of the named executive officer’s reserve balance is shown.

•	Target: The amount shown is based upon an EVA® attainment of 100% plus one-third of the AIP Reserve.

•	Maximum: The maximum amount the named executive officers can receive is 400% of their target annual incentive. However, any amount earned above 200% of target is placed into the AIP reserve. After adding the excess amount to the reserve, one-third of the new balance is paid to the named executive officer. The calculation is as follows:

Maximum amount that can be earned in a year	=	Base Pay * AIP Target% * 400% EVA® Attainment
Maximum amount that can be paid in a year	=	(Base Pay * AIP Target% * 200% EVA® Attainment) + (Remaining 200% EVA® Attainment + AIP Reserve) ÷ 3

Equity Incentive Awards

(2)	Represents performance-based restricted stock units granted under the 2002 Incentive Plan. Performance-based restricted stock units can be earned over a three-year period only if the established EVA® performance target is met and the named executive officer is employed on the certification date, subject to certain exceptions such as the executive’s death or disability. These shares will be distributed no earlier than the third anniversary of the grant. If performance targets are exceeded, the named executive can receive up to 200% of target. If targets are not met, the named executive can receive as little as 0% of target.

(3)	Time-based restricted stock units granted under the 2002 Incentive Plan. Time-based shares vest three years from the grant date of February 26, 2007 on February 26, 2010.

(4)	Stock Options were granted under the 2002 Incentive Plan. Stock options granted in 2007 become exercisable in three equal annual installments beginning one year after the grant date. One-third of the options vested on February 26, 2008. Another one-third will vest on February 26, 2009, with the final one-third vesting on February 26, 2010. Once vested, stock options are exercisable for a period of 10 years from the grant date.

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

							Stock Awards
	Option Awards										Equity IC	Equity IC
				Equity							Plan Awards:	Plan Awards:
				Incentive							Number of	Market or
		Number of		Plan Awards:						Market	Unearned	Payout value
		Securities	Number of	Number of					Number of	Value of	Shares,	of Unearned
		Underlying	Securities	Securities					Shares or	Shares or	Units of	Shares, units
		Unexercised	Underlying	Underlying					units of	Units of	Stock or	or other
	Grant	Options	Unexercised	Unexercised					stock that	Stock that	Other Rights	Rights that
	Date	(#)	Options (#)	Unearned	Grant	Expire	Grant		have not	have not	that have	have not
Name	(1)	Exercisable	Unexercisable	Options	Price	Date	Date		Vested(3)	Vested(4)	not Vested	Vested(4)
Steven J. Malcolm	2/26/2007	—	200,000	—	$28.30	2/26/2017	2/26/2007		—	—	100,000	$3,578,000

	3/3/2006	83,333	166,667	—	$21.67	3/3/2016	3/3/2006		—	—	110,000	$3,935,800

	2/25/2005	150,000	75,000	—	$19.29	2/25/2015	2/25/2005		208,092	$7,445,532	—	—

	2/5/2004	300,000	—	—	$9.93	2/5/2014	1/25/2003	(2)	—	—	25,000	$894,500

	11/27/2002	475,000	—	—	$2.58	11/27/2012	—		—	—	—	—

	2/11/2002	200,000	—	—	$15.86	2/11/2012	—		—	—	—	—

	9/19/2001	33,333	—	—	$26.79	9/19/2011	—		—	—	—	—

	4/2/2001	27,232	—	—	$39.98	4/2/2011	—		—	—	—	—

	1/18/2001	114,373	—	—	$34.77	1/18/2011	—		—	—	—	—

	3/16/2000	65,356	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	10,893	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	10,893	—	—	$36.66	3/18/2009	—		—	—	—	—

	11/19/1998	10,893	—	—	$27.54	11/19/2008	—		—	—	—	—

	7/25/1998	5,446	—	—	$31.56	7/25/2008	—		—	—	—	—

	3/30/1998	5,446	—	—	$28.98	3/30/2008	—		—	—	—	—

Donald R. Chappel	2/26/2007	—	48,450	—	$28.30	2/26/2017	2/26/2007	(2)	—	—	19,069	$682,289

	3/3/2006	13,973	27,948	—	$21.67	3/3/2016	2/26/2007		—	—	38,139	$1,364,613

	2/25/2005	36,666	18,334	—	$19.29	2/25/2015	3/3/2006	(2)	—	—	18,164	$649,908

	2/5/2004	75,000	—	—	$9.93	2/5/2014	3/3/2006		—	—	36,328	$1,299,816

	4/16/2003	200,000	—	—	$5.10	4/16/2013	2/25/2005	(2)	—	—	16,647	$595,630

	—	—	—	—	—	—	2/25/2005		33,295	$1,191,295	—	—

William E. Hobbs	2/26/2007	—	24,225	—	$28.30	2/26/2017	2/26/2007	(2)	—	—	9,535	$341,162

	3/3/2006	8,045	16,091	—	$21.67	3/3/2016	2/26/2007		—	—	19,069	$682,289

	2/25/2005	26,666	13,334	—	$19.29	2/25/2015	3/3/2006	(2)	—	—	10,458	$374,187

	2/11/2002	35,000	—	—	$15.86	2/11/2012	3/3/2006		—	—	20,916	$748,374

	9/19/2001	10,000	—	—	$26.79	9/19/2011	2/25/2005	(2)	—	—	12,023	$430,183

	1/18/2001	43,571	—	—	$34.77	1/18/2011	2/25/2005		24,971	$893,462	—	—

	3/16/2000	12,527	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	4,085	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	4,085	—	—	$36.66	3/18/2009	—		—	—	—	—

	11/19/1998	4,085	—	—	$27.54	11/19/2008	—		—	—	—	—

	7/25/1998	2,723	—	—	$31.56	7/25/2008	—		—	—	—	—

Ralph A. Hill	2/26/2007	—	43,605	—	$28.30	2/26/2017	2/26/2007	(2)	—	—	17,162	$614,056

	3/3/2006	10,162	20,326	—	$21.67	3/3/2016	2/26/2007		—	—	34,325	$1,228,149

	2/25/2005	26,666	13,334	—	$19.29	2/25/2015	3/3/2006	(2)	—	—	13,210	$472,654

	2/5/2004	18,334	—	—	$9.93	2/5/2014	3/3/2006		—	—	26,420	$945,308

	2/11/2002	15,000	—	—	$15.86	2/11/2012	2/25/2005	(2)	—	—	12,023	$430,183

	1/18/2001	22,875	—	—	$34.77	1/18/2011	2/25/2005		24,971	$893,462	—	—

	3/16/2000	22,875	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	8,169	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	8,169	—	—	$36.66	3/18/2009	—		—	—	—	—

	7/25/1998	5,446	—	—	$31.56	7/25/2008	—		—	—	—	—

							Stock Awards
	Option Awards										Equity IC	Equity IC
				Equity							Plan Awards:	Plan Awards:
				Incentive							Number of	Market or
		Number of		Plan Awards:						Market	Unearned	Payout value
		Securities	Number of	Number of					Number of	Value of	Shares,	of Unearned
		Underlying	Securities	Securities					Shares or	Shares or	Units of	Shares, units
		Unexercised	Underlying	Underlying					units of	Units of	Stock or	or other
	Grant	Options	Unexercised	Unexercised					stock that	Stock that	Other Rights	Rights that
	Date	(#)	Options (#)	Unearned	Grant	Expire	Grant		have not	have not	that have	have not
Name	(1)	Exercisable	Unexercisable	Options	Price	Date	Date		Vested(3)	Vested(4)	not Vested	Vested(4)

Phillip D. Wright	2/26/2007	—	33,915	—	$28.30	2/26/2017	2/26/2007	(2)	—	—	13,349	$477,627

	3/3/2006	8,045	16,091	—	$21.67	3/3/2016	2/26/2007		—	—	26,697	$955,219

	2/25/2005	26,666	13,334	—	$19.29	2/25/2015	3/3/2006	(2)	—	—	10,458	$374,187

	2/5/2004	55,000	—	—	$9.93	2/5/2014	3/3/2006		—	—	20,916	$748,374

	11/27/2002	150,000	—	—	$2.58	11/27/2012	2/25/2005	(2)	—	—	12,023	$430,183

	2/11/2002	70,000	—	—	$15.86	2/11/2012	2/25/2005		24,971	$893,462	—	—

	9/19/2001	17,500	—	—	$26.79	9/19/2011	—		—	—	—	—

	1/18/2001	9,803	—	—	$34.77	1/18/2011	—		—	—	—	—

	3/16/2000	20,424	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	8,169	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	8,169	—	—	$36.66	3/18/2009	—		—	—	—	—

	11/19/1998	5,446	—	—	$27.54	11/19/2008	—		—	—	—	—

	7/25/1998	5,446	—	—	$31.56	7/25/2008	—		—	—	—	—

	3/30/1998	5,446	—	—	$28.98	3/30/2008	—		—	—	—	—

Stock Options

(1)	The following table reflects the vesting schedules for associated stock option grant dates; for awards that had not been 100% vested as of December 31, 2007:

Grant Date	Vesting Schedule	Vesting Dates

2/26/2007	One-third vests each year for three years	2/27/2008, 2/27/2009, 2/27/2010
3/03/2006	One-third vests each year for three years	3/03/2007, 3/03/2008, 3/03/2009
2/25/2005	One-third vests each year for three years	2/25/2006, 2/25/2007, 2/25/2008

Stock Awards

(2)	The following table reflects the vesting dates for associated time-based restricted stock unit award grant dates:

Grant Date	Vesting Schedule	Vesting Dates

2/26/2007	100% vests in three years	2/26/2010
3/03/2006	100% vests in three years	3/03/2009
2/25/2005	100% vests in three years	2/25/2008
1/25/2003	One-third vests in three years and each year thereafter until the fifth year	1/25/2006, 1/25/2007, 1/25/2008

(3)	All performance-based restricted stock units are subject to attainment of performance targets established by the compensation committee. The amounts shown are the earned but not vested portions of the performance-based restricted stock unit awards. These awards will vest no earlier than the end of the performance period and therefore do not have a specific vesting date. The awards included on the table are outstanding as of December 31, 2007.

The 2005 performance-based shares could be earned over a three-year period only if established performance targets are met. The performance targets established for 2005, 2006 and 2007 were met, resulting in one-third being earned March 1, 2006; the second one-third being earned February 26, 2007; and the final one-third being earned February 25, 2008. Although all shares have been earned, the award agreement required that the executive officer be employed by the company on the maturity date, March 15, 2008, to receive the award. Because of this provision, the shares were distributed on the maturity date.

(4)	Values are based on a closing stock price of $35.78 on December 31, 2007.

The following table sets forth certain information with respect to options exercised by the named executive officer and stock that vested during fiscal year 2007:

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting

Steven J. Malcolm	32,679	$319,916	108,333	$2,953,898
Donald R. Chappel	—	—	24,999	$688,565
William E. Hobbs	55,869	$949,176	30,276	$839,781
Ralph A. Hill	85,433	$1,361,506	18,332	$505,230
Phillip D. Wright	107,679	$2,636,029	18,332	$505,230

The amounts realizable from prior compensation thus far have not been a material factor when the compensation committee determines pay. The committee sets pay based on a target total compensation amount. How much compensation the named executive officers receive depends on stock market performance of the company’s shares.

Retirement Plan

The retirement plan for the company’s executive officers consists of two programs: the pension plan and the supplemental executive retirement plan as described below. Together these plans provide the same benefits to our executive officers as the pension plan provides to all other employees of the company. The supplemental retirement plan is a restoration plan that was implemented to address the Internal Revenue Code annual compensation limit.

Pension Plan

Our executive officers who have completed one year of service participate in our pension plan on the same terms as our other employees. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employee Retirement Income Security Act of 1974.

Each year, participants earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (base pay and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

	Percentage of		Percent of Eligible Pay Greater
Age	Eligible Pay		than the Social Security Wage Base

Less than 30	4.5%	+	1%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%

For participants who were active employees and participants under the plan on March 31, 1998, and April 1, 1998, the percentage of eligible pay is increased by 0.3% multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

The monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement eligibility begins at 55. At retirement, participants may choose to receive a single-life annuity or they may choose one of several other forms of payment having an actuarial value equal to that of the single-life annuity.

Supplemental Executive Retirement Plan

The Internal Revenue Code limits the pension benefits based on the annual compensation limit that can be accrued in tax-qualified defined benefit plans, such as our pension plan. Any reduction in an executive officer’s pension benefit accrual due to these limits will be compensated for under an unfunded top hat plan, our supplemental executive retirement plan.

The elements of compensation that are included in applying the payment and benefit formula for the supplemental executive retirement plan are the same elements that are used in the base pension plan for all employees. The elements of pay included in that definition are total base pay, including any overtime, base pay-reduction amounts, and cash bonus awards, if paid (unless specifically excluded under a written bonus or incentive-pay arrangement). Specifically excluded from the definition are severance pay, cost-of-living pay, housing pay, relocation pay (including mortgage interest differential), taxable and non-taxable fringe benefits and all other extraordinary pay, including any amounts received from equity compensation awards.

With respect to bonuses, Annual Cash Incentives are considered in determining eligible pay under the pension plan. Long-Term Equity Compensation Incentives are not considered.

The following table sets forth certain information with respect to the actuarial present value of the accrued benefit under the qualified pension and supplemental plan:

Pension Benefits for the 2007 Fiscal Year

		Number of		Payments
		Years Credited	Present Value of	During Last
Name	Plan Name	Services	Accrued Benefit(1)	Fiscal Year

Steven J. Malcolm(2)(3)	Pension Plan	24	$492,614	$0
	Supplemental Retirement Plan	24	$2,488,814	$0
Donald R. Chappel(3)	Pension Plan	5	$105,969	$0
	Supplemental Retirement Plan	5	$519,681	$0
William Hobbs	Pension Plan	19	$135,454	$0
	Supplemental Retirement Plan	19	$357,869	$0
Ralph A. Hill	Pension Plan	24	$292,081	$0
	Supplemental Retirement Plan	24	$509,157	$0
Phillip D. Wright	Pension Plan	19	$269,046	$0
	Supplemental Retirement Plan	19	$590,120	$0

(1)	The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 5%, a discount rate equal to 6.5% and the RP2000 Mortality Table.

(2)	If Mr. Malcolm were to retire from active service prior to age 65, he would be eligible to receive an enhanced retirement based on his Rule of 55 eligibility. The Rule of 55 is a transition benefit that was provided to all employees meeting the eligibility criteria at the time the company’s pension plan was converted from a final average pay formula to a cash balance formula. To be eligible for the Rule of 55 enhancement, an employee’s age and years of service at the time of the cash balance conversion in 1998 must have totaled 55.

(3)	Mr. Malcolm and Mr. Chappel are the only named executive officers eligible to retire as of 12/31/2007.

A nonqualified deferred compensation table has not been disclosed because we do not provide this type of program for any of our named executive officers or other employees.

Termination and Change in Control

The following information sets forth arrangements that provide for payments to the named executive officers following or in connection with a change in control of the company, or a named executive officer’s termination of employment, including resignation, severance, retirement, death and disability. Named executive officers are generally eligible to retire at the earlier of age 55 and completion of 3 years of service or age 65.

All values are based on a termination date of December 31, 2007; as well as a closing stock price of $35.78 on this date, the last business day of the year. The values shown are intended to provide reasonable estimates of the potential benefits the named executive officers would receive upon termination. Because the values are based on various assumptions they may not represent the actual amount received. In addition to the amounts disclosed in the following table, the named executive officer would retain the amounts that have been earned over the course of their employment prior to the termination event, such as the executive officer’s accrued retirement benefits and previously vested stock options and restricted stock units.

For specifics on our termination and change in control program, see the Change in Control Agreement section in the Compensation Discussion and Analysis.

		For			Not for
Name	Payment	Cause(1)	Retirement	Death & Disability	Cause	CIC(2)

Malcolm, Steven J	AIP Reserve	—	$419,259	$419,259	$419,259	$419,259
	Stock options	—	$5,084,421	$5,084,421	$0	$5,084,421
	Stock awards	—	$3,289,772	$4,184,272	$3,289,772	$8,408,300
	Cash Severance	—	—	—	—	$6,300,000
	Outplacement	—	—	—	—	$25,000
	Health & Welfare	—	—	—	—	$24,781
	Enhancement to SERP	—	—	—	—	$1,377,085
	Tax Gross Up	—	—	—	—	$7,269,449

	Total	$0	$8,793,453	$9,687,953	$3,709,031	$28,908,295

Chappel, Donald R	AIP Reserve	—	$135,911	$135,911	$135,911	$135,911
	Stock options	—	$1,059,080	$1,059,080	$0	$1,059,080
	Stock awards	—	$2,285,007	$3,065,112	$3,065,112	$4,592,256
	Cash Severance	—	—	—	—	$3,018,750
	Outplacement	—	—	—	—	$25,000
	Health & Welfare	—	—	—	—	$24,781
	Enhancement to SERP	—	—	—	—	$439,314
	Tax Gross Up	—	—	—	—	$2,926,308

	Total	$0	$3,479,998	$4,260,103	$3,201,023	$12,221,400

Hobbs, William E	AIP Reserve	—	$37,648	$37,648	$37,648	$37,648
	Stock options	—	$628,125	$628,125	$0	$628,125
	Stock awards	—	$1,357,353	$1,771,609	$1,771,609	$2,576,196
	Cash Severance	—	—	—	—	$2,153,250
	Outplacement	—	—	—	—	$25,000
	Health & Welfare	—	—	—	—	$24,781
	Enhancement to SERP	—	—	—	—	$285,495
	Tax Gross Up	—	—	—	—	$0

	Total	$0	$2,023,126	$2,437,382	$1,809,257	$5,730,494

Hill, Ralph A	AIP Reserve	—	$151,597	$151,597	$151,597	$151,597
	Stock options	—	$832,843	$832,843	$0	$832,843
	Stock awards	—	$1,757,101	$2,409,475	$2,409,475	$3,690,349
	Cash Severance	—	—	—	—	$2,227,500
	Outplacement	—	—	—	—	$25,000
	Health & Welfare	—	—	—	—	$24,781
	Enhancement to SERP	—	—	—	—	$401,825
	Tax Gross Up	—	—	—	—	$2,257,634

	Total	$0	$2,741,541	$3,393,914	$2,561,072	$9,611,529

Wright, Phillip D	AIP Reserve	—	$92,029	$92,029	$92,029	$92,029
	Stock options	—	$700,606	$700,606	$0	$700,606
	Stock awards	—	$1,471,074	$1,983,888	$1,983,888	$2,985,591
	Cash Severance	—	—	—	—	$2,376,000
	Outplacement	—	—	—	—	$25,000
	Health & Welfare	—	—	—	—	$24,781
	Enhancement to SERP	—	—	—	—	$406,734
	Tax Gross Up	—	—	—	—	$1,678,909

	Total	$0	$2,263,708	$2,776,522	$2,075,916	$8,289,649

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance based restricted stock units. If the award is covered by the Internal Revenue Code Section 409A, lump sum payments and distributions occurring from these events will occur six months after the triggering event.

(1)	If a named executive officer is terminated for cause or leaves the company voluntarily, no additional benefits will be received.

(2)	Change in Control Agreements: As noted in the Compensation Discussion and Analysis, the change in control program provides for severance benefits if the named executive officer is terminated without cause or for good reason within two years following a change in control. The assumptions used in the calculation are as follows:

•	A lump-sum cash payment equal to three times the sum of the executive officer’s base pay plus target annual incentive

•	Prorated target annual incentive for the year of termination, assuming the performance level has not been determined and the payout level is at target

•	Accelerated payment of the annual incentive plan reserve

•	Total pension enhancement including accelerated vesting

•	Stock awards, providing that all outstanding and unvested awards become immediately vested and any options become immediately exercisable for a period of up to eighteen months following termination

•	Continuation of welfare benefits at an estimated cost of $17,422 per year for a period of eighteen months following termination

•	Outplacement assistance of $25,000

•	Tax gross up using the 280G parachute payment calculation

The change in control, good reason and cause definitions currently used in our change in control agreements are set forth in Appendix A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the compensation committee during 2007 were independent directors, and none of them were employees of Williams or former employees of Williams. During 2007, none of our executive officers served on the compensation committee (or any committee performing equivalent functions), or the board of directors, of any other entity whose executive officers served on the compensation committee or on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets for the number of shares of common stock of and the percentage represented by such number of each person who is known to us to own beneficially five percent or more of our common stock. We obtained certain information in the table from filings made with the SEC.

	Number of
	Shares of	Percent
Name and Address	Common Stock	of Class

FMR LLC(1)	33,155,056	5.585%
82 Devonshire Street Boston, Massachusetts 02109
Barclays Global Investors, NA, and Affiliates(2)	32,952,895	5.55%
45 Fremont San Francisco, California 94105

(1)	A filing with the Securities and Exchange Commission on February 14, 2008, indicates that FMR LLC is a Parent Holding Company in accordance with Section 240.13d-1(b)(ii)(G).

(2)	Filings with the Securities and Exchange Commission on February 5, 2008, indicate that Barclays Global Investors, NA, a bank in accordance with Section 3(a)(6) of the Exchange Act, owns 21,617,266 shares of our common stock; Barclays Global Fund Advisors, an investment advisor in accordance with section 240.13d(b)(1)(ii)(E), owns 6,620,038 shares of our common stock; Barclays Global Investors, LTD, a bank in accordance with Section 3(a)(6) of the Exchange Act, owns 3,395,259 shares of our common stock; Barclays Global Investors Japan Limited, an investment advisor in accordance with section 240.13d(b)(1)(ii)(E), owns 950,437 shares of our common stock; Barclays Global Investors Canada Limited, an investment advisor in accordance with section 240.13d(b)(1)(ii)(E), owns 349,351 shares of our common stock; Barclays Global Investors Australia Limited, an investment advisor in accordance with section 240.13d(b)(1)(ii)(E), owns 20,544 shares of our common stock.

The following table sets forth, as of February 28, 2008, the number of shares of our common stock beneficially owned by each of our directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

	Shares of
	Common Stock	Shares Underlying
	Owned Directly or	Options Exercisable		Percent
Name of Individual or Group	Indirectly(1)(2)(4)	Within 60 Days(3)	Total	of Class

Donald R. Chappel	312,679	374,097	686,776		*
Kathleen B. Cooper	5,758	4,500	10,258		*
Irl F. Engelhardt	19,149	12,000	31,149		*
William R. Granberry	8,018	9,000	17,018		*
William E. Green	22,698	57,429	80,127		*
Ralph A. Hill	208,196	175,728	383,924		*
Juanita H. Hinshaw	11,709	15,000	26,709		*
William E. Hobbs	121,921	79,714	201,635		*
W. R. Howell	60,749	57,429	118,178		*
Charles M. Lillis	51,169	28,536	79,705		*
George A. Lorch	50,828	43,631	94,459		*
William G. Lowrie	56,014	0	56,014		*
Frank T. MacInnis	53,378	55,977	109,355		*
Steven J. Malcolm	1,001,532	1,717,197	2,718,729		*
Janice D. Stoney	40,220	50,893	91,113		*
Phillip D. Wright	290,236	422,798	713,034		*
All directors and executive officers as a group (20 persons)	2,847,104	3,810,691	6,657,795	1.14%

*	Less than 1%.

(1)	Includes shares held under the terms of incentive and investment plans as follows: Mr. Chappel, 229,728 restricted stock units; Mr. Hill, 181,484 restricted stock units and 26,712 shares in the company’s investment plus plan; Mr. Hobbs, 116,972 restricted stock units and 4,949 shares in the company’s investment plus plan; Mr. Malcolm, 550,284 restricted stock units and 45,864 shares in the company’s investment plus plan; and Mr. Wright, 152,230 restricted stock units and 15,152 shares in the company’s investment plus plan. Restricted stock units, formerly referred to as deferred stock, includes both time-based and performance-based units and do not have voting or investment power. Shares held in the company’s investment plus plan have voting and investment power.

(2)	Includes restricted stock units (formerly referred to as deferred shares) held under the terms of compensation plans over which directors have no voting or investment power as follows: Dr. Cooper, 3,000; Mr. Engelhardt, 3,000; Mr. Granberry, 3,000; Mr. Green, 3,000; Ms. Hinshaw, 3,000; Mr. Howell, 14,431; Dr. Lillis, 4,387; Mr. Lorch, 42,296; Mr. Lowrie, 26,128; Mr. MacInnis, 3,000 and Ms. Stoney, 24,893.

(3)	The SEC deems a person to have beneficial ownership of all shares that that person has the right to acquire within 60 days. The shares indicated represent stock options granted under our current or previous stock option plans, which are currently exercisable or which will become exercisable within 60 days of February 28, 2007. Shares subject to options cannot be voted.

(4)	Includes 500 shares held in the Lillis Family GST Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

EQUITY COMPENSATION STOCK PLANS

Securities authorized for issuance under equity compensation plans

The following table provides information concerning our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2007, including The Williams Companies, Inc. 2007 Incentive Plan, The Williams Companies, Inc. 2002 Incentive Plan, The Williams Companies, Inc. Stock Plan for Non-Officer Employees, The Williams Companies, Inc. 1996 Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, and The Williams Companies, Inc. 1998 Stock Plan.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights(2)	Warrants and Rights(3)	1st Column of This Table)

Equity Compensation plans approved by security holders	17,371,424	$15.79	18,734,074
Equity Compensation plans not approved by security holders(1)	589,386	$34.51	0

Total	17,960,810	$16.62	18,734,074

(1)	These plans were terminated upon stockholder approval of the 2007 Incentive Plan. Options outstanding in these plans remain in the plans subject to their terms. Those options generally expire 10 years after the grant date.

(2)	Includes 4,749,975 shares of restricted stock units, all of which were approved by security holders.

(3)	Excludes the shares issuable upon the vesting of restricted stock units included in the first column of this table for which there is no weighted-average price.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee meets separately with management, the internal auditors, independent auditors and the general counsel. The audit committee operates under a written charter approved by the board, a copy of which is available on our website at http://www.williams.com. The charter, among other things, provides that the audit committee has full authority to appoint and retain, oversee, evaluate and terminate when appropriate, the independent auditor. In this context, the audit committee:

•	reviewed and discussed the audited financial statements in the company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of Williams’ accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by standard No. 1 of the independence standards board (independence discussions with audit committees) provided to the audit committee by Ernst & Young LLP;

•	discussed with Ernst & Young LLP its independence from management and Williams and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on auditing standards No. 61 (communications with audit committees);

•	discussed with Williams’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Williams’ internal controls and the overall quality of Williams’ financial reporting;

•	based on the foregoing reviews and discussions, recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2007, for filing with the SEC; and

•	recommended, together with the board, subject to stockholder approval, the selection of Ernst & Young LLP to serve as Williams’ independent auditors.

This report has been furnished by the members of the audit committee of the board of directors:

 — William G. Lowrie, chairman
 — Irl F. Engelhardt
 — William R. Granberry
 — William E. Green
 — Juanita H. Hinshaw
 — Charles M. Lillis

The report of the audit committee in this proxy statement shall not be deemed incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the audit committee, the board has appointed, subject to stockholder approval, the firm of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2008. The firm of Ernst & Young LLP has served us in this capacity for many years. A representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided. In the event a majority of the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2008, the audit committee and the board will consider the voting results and evaluate whether to select a different independent auditor.

THE BOARD OF DIRECTORS OF WILLIAMS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS FOR 2008.

Principal Accountant Fees and Services

Fees for professional services provided by our independent auditors for each of the last two fiscal years in each of the following categories are:

	2007	2006
	(Millions)

Audit Fees	$15.4	$14.8
Audit-Related Fees	1.3	1.4
Tax Fees	0.3	0.2
All Other Fees	—	—

	$17.0	$16.4

Fees for audit services in 2007 and 2006 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, the audit of our assessment of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other filings with the SEC. Audit-related fees in 2007 and 2006 primarily include audits of investments and joint ventures, and audits of employee benefit plans. Tax fees in 2007 and 2006 include tax planning, tax advice and tax compliance.

Tax Services.  Ernst & Young LLP does not provide tax services to our executive officers.

As required by our audit committee charter, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by Delaware law, our articles or our by-laws, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, our audit committee may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

CODE OF ETHICS

We have adopted a code of ethics specific to the principal executive officer, principal financial officer, controller and other executive officers. The code of ethics was filed with the SEC as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. In addition, we have adopted a code of business conduct that is applicable to all employees and directors. The code of ethics and the code of business conduct and ethics are available on the company’s website at http://www.williams.com.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Securities Exchange Act of 1934, as amended (Exchange Act). You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s Internet website at http://www.sec.gov.

Our Internet website is http://www.williams.com. We make available free of charge on or through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our corporate governance guidelines, director independence standards, code of ethics, board committee charters and code of business conduct are also available on our Internet website. We will also provide, free of charge, a copy of any of our corporate documents listed above upon written request to our secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our stock to file certain reports with the SEC and the NYSE concerning their beneficial ownership of our equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10% stockholders. Based on a review of the copies of such forms in our possession, and on written representation from certain reporting persons, we believe that during fiscal 2007, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS FOR 2009

Stockholders interested in submitting a proposal for inclusion the proxy materials for our 2009 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. In order for a stockholder proposal to be considered for inclusion in our 2009 proxy statement, we must receive it no later than December 11, 2008. Similarly, in order for you to raise a proposal, including a director nomination, from the floor during our 2009 annual meeting of stockholders, we must receive a written notice of the proposal no earlier than January 15, 2009 and no later than February 14, 2009 and it must contain the additional information required by our by-laws. Proposals should be addressed to our corporate secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172. We suggest that proposals be sent by certified mail with return receipt requested.

ANNUAL MEETING INFORMATION

Votes for the annual meeting will be counted by a representative of Computershare Trust Company, who will act as the inspector of elections at the 2008 annual meeting.

We know of no matters to be presented at the annual meeting other than those included in this notice. By signing the proxy card you are also giving authority to the persons named on the proxy card to take action on additional matters that may properly come before the annual meeting. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the annual meeting, the persons named in the accompanying proxy card will vote according to their best judgment.

All votes are confidential, unless disclosure is legally necessary.

PROXY SOLICITATION

The proxy card accompanying this proxy statement is solicited by our board of directors. We expect to solicit proxies in person, by telephone, or by our directors, officers, employees and agents in person or by telephone, or other electronic means. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We expect to pay MacKenzie Partners, Inc. an estimated $17,500 in fees, plus expenses and disbursements.

We will pay the expenses of this proxy solicitation including the cost of preparing and mailing the proxy statement and accompanying proxy card. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock.

It is important that your stock be represented at the annual meeting regardless of the number of shares you hold. Whether or not you plan to attend, please vote, either by Internet, phone or by signing, dating and returning the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By order of the Board of Directors,

Brian K. Shore
Secretary
Tulsa, Oklahoma
April 9, 2008

APPENDIX A

“Cause” means any one or more of the following:

(a) Executive’s conviction of or plea of nolo contendere to a felony or other crime involving fraud, dishonesty or moral turpitude;

(b) Executive’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on Williams, the Subsidiary or an Affiliate;

(c) Executive’s willful or reckless violation or disregard of the code of business conduct;

(d) Executive’s material willful or reckless violation or disregard of a Williams or Subsidiary policy; or

(e) Executive’s habitual or gross neglect of duties; provided, however, that for purposes of clauses (b) and (e), Cause shall not include any one or more of the following:

(i) bad judgment or negligence, other than Executive’s habitual neglect of duties or gross negligence;

(ii) any act or omission believed by Executive in good faith to have been in or not opposed to the interest of Williams, the Subsidiary or an Affiliate (without intent of Executive to gain, directly or indirectly, a profit to which Executive was not legally entitled);

(iii) any act or omission with respect to which a determination could properly have been made by the Board that Executive had satisfied the applicable standard of conduct for indemnification or reimbursement under Williams’ by-laws, any applicable indemnification agreement, or applicable law, in each case as in effect at the time of such act or omission; or

(iv) during a Post-Change Period other than a Post-Merger of Equals Period, failure to meet performance goals, objectives or measures following good faith efforts to meet such goals, objectives or measures; and

further provided that, for purposes of clauses (b) through (e) if an act, or a failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive’s act, or failure to act, was in the best interests of Williams, the Subsidiary or an Affiliate or was required by applicable law or administrative regulation, such breach shall not constitute Cause if, within 10 days after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable.

“Change in Control” means, except as otherwise provided below, the occurrence of any one or more of the following during the Agreement Term:

(f) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an Affiliate of Williams or any employee benefit plan (or any related trust) sponsored or maintained by Williams or any of its Affiliates (a “Related Party”), becomes the Beneficial Owner of 20% or more of the common stock of Williams or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of Williams, except that no Change in Control shall be deemed to have occurred solely by reason of such beneficial ownership by a Person (a “Similarly Owned Company”) with respect to which both more than 75% of the common stock of such Person and Voting Securities representing more than 75% of the combined voting power of the Voting Securities of such Person are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of Williams immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of Williams, as the case may be; or

(g) Williams Incumbent Directors (determined using the Agreement Date as the baseline date) cease for any reason to constitute at least a majority of the directors of Williams then serving; or

(h) consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of Williams immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of Williams immediately before such Reorganization Transaction; or

(i) approval by the stockholders of Williams of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of Williams or a plan of complete liquidation of Williams, other than any such transaction that would result in (i) a Related Party owning or acquiring more than 50% of the assets owned by Williams immediately prior to the transaction or (ii) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of Williams immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by Williams immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to Executive if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

“Good Reason” means a Termination of Employment by Executive in accordance with the substantive and procedural provisions of this Section.

(j) Termination of Employment by Executive for “Good Reason” means a Termination of Employment initiated by Executive on account of any one or more of the following actions or omissions that, unless otherwise specified, occurs during a Post-Change Period:

(i) a material adverse reduction in the nature or scope of Executive’s office, position, duties, functions, responsibilities or authority (including reporting responsibilities and authority) during a Post-Change Period other than a Merger of Equals from the most significant of those held, exercised and assigned at any time during the 90-day period immediately before the later of (x) the Change Date or (y) the Merger of Equals Cessation Date;

(ii) any reduction in or failure to pay Executive’s annual Base Salary at an annual rate not less than 12 times the highest monthly base salary paid or payable to Executive by his Employer in respect of the 12-month period immediately before the Change Date;

(iii) any reduction in the Target Annual Bonus which Executive may earn determined as of the Change Date or failure to pay Executive’s Annual Bonus on terms substantially equivalent to those provided to peer executives of the Employer;

(iv) a material reduction of Executive’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a Policy applicable to peer executives of the Employer and of any successor entity;

(v) required relocation during a Post-Change Period other than a Post-Merger of Equals Period of more than 50 miles of (A) Executive’s workplace, or (B) the principal offices of the Employer or its successor (if such offices are Executive’s workplace), in each case without the consent of Executive; provided, however, in both cases of (A) and (B) of this subsection (v), such new location is farther from Executive’s residence than the prior location;

(vi) the failure at any time of a successor to Executive’s Employer explicitly to assume and agree to be bound by this Agreement; provided, however, that the failure of a business unit of the Employer, which has been sold, spun-off or otherwise disaggregated by the Employer, to assume this Agreement during a Post-Merger of Equals Period shall not qualify as Good Reason for purposes of this clause (vi); or

(vii) the giving of a Notice of Consideration pursuant to Section 2.2(b)(ii) and the subsequent failure to terminate Executive for Cause and within a period of 90 days thereafter in compliance with all of the substantive and procedural requirements of Section 2.2;

(k) Notwithstanding anything in this Agreement to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(i) Unless Executive gives a Notice of Termination to Williams and the Employer 30 days prior to his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason; and

(ii) Unless such Notice of Termination is given within 90 days of Executive’s first actual knowledge of such act or omission, or if such act or omission would not constitute Good Reason during a Post-Merger of Equals Period, unless Executive’s Termination Date is within 90 days after the first date on which he first obtained actual knowledge of the fact that no Merger of Equals has occurred or that a Merger of Equals Cessation has occurred; and

(iii) Unless Williams or the Employer fails to cure such act or omission within the 30 day period after receiving the Notice of Termination; and

(iv) If Executive has consented in writing to such act or omission in a document that makes specific reference to this Section.

Annual Meeting Proxy Card
     Election of Directors
A. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.
1. Election of Directors.

	For	Against	Abstain		For	Against	Abstain
01 — Joseph R. Cleveland	☐	☐	☐	04 — Steven J. Malcolm	☐	☐	☐
02 — Juanita H. Hinshaw	☐	☐	☐	05 — Janice D. Stoney
03 — Frank T. MacInnis	☐	☐	☐
B. Issues
The Board of Directors recommends a vote “FOR” proposal 2.

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as auditors for 2008.	☐	☐	☐
Mark this box with an X if you have made comments below.          ☐

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C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
The signer hereby revokes all proxies therefore given by the signer to vote at said Annual Meeting or any adjournments thereof.
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please	Signature 2 — Please	Date (mm/dd/yyyy)
keep signature within	keep signature within	/ /
the box	the box
Proxy — The Williams Companies, Inc.
Proxy Solicited on Behalf of the Board of Directors of Williams for the Annual Meeting of Stockholders on May 15, 2008.
The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints STEVEN J. MALCOLM, DONALD R. CHAPPEL and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 15th day of May, 2008, and at any and all adjournments thereof on all matters coming before said meeting.
Election of Directors, Nominees:
(01) Joseph R. Cleveland, (02) Juanita H. Hinshaw, (03) Frank T. MacInnis, (04) Steven J. Malcolm, (05) Janice D. Stoney.
To participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of the Plan listed above. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants.
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. But you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein.
Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site: WWW.INVESTORVOTE.COM

•	Enter the information requested on your computer screen and follow the simple instructions.

•	Mark, sign and date the proxy card.

•	Return the proxy card in the postage-paid envelope provided.

2

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:00 a.m., Central Time, on May 15, 2008.
THANK YOU FOR VOTING

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